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American Pacific Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT!
PROXY STATEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 — TO APPROVE THE AMERICAN PACIFIC CORPORATION 2008 STOCK INCENTIVE PLAN
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AMERICAN PACIFIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, March 11, 2008

Time:	10:30 a.m., Local Time

Place:	Las Vegas Country Club, Rotunda Room, 3000 Joe W. Brown Drive
Las Vegas, Nevada 89109-1257
Proposals:
1.	To elect three Class B directors to the board of directors of American Pacific Corporation (the “Company”) to serve three-year terms until the annual meeting of stockholders in 2011 or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.

3.	To approve the American Pacific Corporation 2008 Stock Incentive Plan.

4.	To transact such other business that may properly come before the annual meeting of stockholders or any adjournments or postponements thereof.
Record Date: January 18, 2008

By Order of the Board of Directors
/s/ Linda G. Ferguson

Linda G. Ferguson
Secretary

January 28, 2008
Las Vegas, Nevada
YOUR VOTE IS IMPORTANT!
Whether or not you expect to attend the annual meeting of stockholders in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-prepaid envelope to ensure your representation and the presence of a quorum at the annual meeting. Alternatively, you may vote via toll-free telephone call or the Internet by following the instructions on the proxy card. If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the annual meeting of stockholders and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

AMERICAN PACIFIC CORPORATION
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada 89169
PROXY STATEMENT
Annual Meeting of Stockholders of American Pacific Corporation to be held on March 11, 2008
Some Questions You May Have Regarding this Proxy Statement

Q:	Why am I receiving these materials?

A:	American Pacific Corporation, a Delaware corporation (the “Company” or “we”, “our” or “us”) is providing to you this proxy statement, the accompanying proxy card and a copy of our annual report to stockholders for the fiscal year ended September 30, 2007 (“fiscal 2007”) in connection with our annual meeting of stockholders (the “Annual Meeting”), to be held on Tuesday, March 11, 2008, at 10:30 a.m., Local Time, at the Las Vegas Country Club, Rotunda Room, 3000 Joe W. Brown Drive, Las Vegas, Nevada 89109-1257, or at any adjournment(s) or postponement(s) thereof. As a stockholder of the Company, you are cordially invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement. The accompanying proxy is solicited on behalf of the board of directors (the “Board”) of the Company. This proxy statement and the accompanying proxy card are being first sent or given to our stockholders beginning on or about February 4, 2008.

Q:	What is a “proxy”?

A:	A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board is asking you to allow any of the persons named on the proxy card (John R. Gibson, our Chairman of the Board and Chief Executive Officer, and Linda G. Ferguson, our Vice President, Administration and Secretary) to vote your shares at the Annual Meeting.

Q:	Who may vote at the meeting?

A:	The close of business on January 18, 2008 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

At the close of business on the record date, there were 7,435,171 shares of our common stock outstanding. Those shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Q:	What proposals will be voted on at the meeting?

A:	There are three proposals to be considered and voted on at the meeting, which are:

1.	To elect three Class B directors to the Board to serve three-year terms until the annual meeting of stockholders in 2011 or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008 (“fiscal 2008”).

3.	To approve the American Pacific Corporation 2008 Stock Incentive Plan.

We will also consider any other business that properly comes before the Annual Meeting in accordance with Delaware law and our Amended and Restated By-laws.

Q:	How does the Board recommend I vote?

A:	Please see the information included in this proxy statement relating to each of the proposals to be voted on. Our Board unanimously recommends that you vote:
1.	“FOR” Proposal No. 1: election of each of the nominees to the Board;

2.	“FOR” Proposal No. 2: ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2008; and

3.	“FOR” Proposal No. 3: approval of the American Pacific Corporation 2008 Stock Incentive Plan.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders (John R. Gibson and Linda G. Ferguson), they will have the discretion to vote your shares in their best judgment with respect to any additional matters properly brought before the Annual Meeting in accordance with Delaware law and our Amended and Restated By-laws.

Q:	How do I vote?

A:	You may vote by using any of the following methods:
1.	VOTE BY INTERNET: You may use the Internet to transmit your voting instructions by going to http://www.proxyvote.com up until midnight, Eastern Time, on March 10, 2008. When voting by Internet, you will need to have your proxy card in hand when you access the web site and you will need to follow the instructions to obtain your records and to create an electronic voting instruction form.

2.	VOTE BY TELEPHONE: You may use any touch-tone telephone to transmit your voting instructions up until midnight, Eastern Time, on March 10, 2008 by calling (800) 690-6903. You will need to have your proxy card in hand when you call and then follow the instructions.

3.	VOTE BY MAIL: You may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope we have provided or returning it to American Pacific Corporation c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by no later than March 10, 2008.

Please carefully consider the information contained in this proxy statement and, whether or not you expect to attend the Annual Meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Stockholders of record desiring to vote at the Annual Meeting should bring the enclosed proxy card, or may vote on a ballot provided at the meeting. Beneficial owners desiring to vote at the meeting will need to contact the broker, bank, trustee, nominee or other holder of record that holds their shares to obtain a “legal proxy” to bring to the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting of Stockholders, this proxy statement and our annual report to stockholders for fiscal 2007 have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting of Stockholders, this proxy statement and our annual report to stockholders for fiscal 2007 have been forwarded (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	For business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting, a quorum must be present. In order to have a quorum at the Annual Meeting, holders of a majority of our issued and outstanding shares of common stock as of the record date must be present, in person or by proxy, and entitled to vote. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:	What if I do not specify on my proxy card how my shares are to be voted?

A:	If you return a proxy card, but no instruction is given with respect to any or all proposals to be acted upon at the Annual Meeting, your proxy will be voted “FOR” the election of all of the nominees named in this proxy statement, “FOR” Proposal No. 2 and “FOR” Proposal No. 3, as applicable.

No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

Q:	What are “broker non-votes”?

A.	“Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote. Brokers are subject to the rules of the New York Stock Exchange (“NYSE”). The NYSE rules direct that certain matters submitted to a vote of stockholders are “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. On those matters that the NYSE determines to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. Under current NYSE rules, the proposals to elect directors (Proposal No. 1) and to ratify the appointment of Deloitte & Touche LLP (Proposal No. 2) are considered routine items. This means that brokers may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. Brokers will not vote in their discretion on the approval of the American Pacific Corporation 2008 Stock Incentive Plan. Accordingly, for beneficial stockholders, if you do not give your broker or other holder of record specific instructions, your shares may not be voted on Proposal No. 3 and will not be considered as present and entitled to vote with respect to such matter.

Q.	How are abstentions and broker non-votes counted?

A.	In accordance with Delaware law, properly executed proxies marked “abstain” as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting will be considered present for the purpose of determining whether a quorum is in attendance at the Annual Meeting. Each matter properly brought before the Annual Meeting requires the favorable vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting, except that the election of each director requires the affirmative vote of 80% or more of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as present and entitled to vote under Delaware law and therefore have the same effect as a “withhold” vote (in the case of the election of directors) or a vote against (in the case of Proposals No. 2 and No. 3).

With respect to the election of directors (Proposal No. 1), and the ratification of the appointment of Deloitte & Touche LLP (Proposal No. 2), such matters are considered “routine” and, accordingly, broker non-votes will have the same effect as a “withhold” vote (in the case of the election of directors) or a vote cast against such proposal (in the case of the ratification of the appointment of Deloitte & Touche LLP). With respect to the approval of the American Pacific Corporation 2008 Stock Incentive Plan (Proposal No. 3), the proposal is considered “non-routine” and, accordingly, broker non-votes will not be considered as present and entitled to vote with respect to such matter, will not be counted and will have no effect on the outcome of the voting.

Neither our Restated Certificate of Incorporation, as amended, nor our Amended and Restated By-laws addresses the treatment of broker non-votes or abstentions.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote, or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:	What is “householding” and how does it affect me?

A:	The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports to stockholders with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Company’s proxy statement and annual report to stockholders, unless one or more of these stockholders notify us that they wish to continue receiving individual copies.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement or annual report to stockholders, and you wish to receive only a single copy of each of these documents for your household, please contact: American Pacific Corporation, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169, Attention: Investor Relations Department, Telephone: (702) 735-2200.

If you participate in householding and wish to receive a separate copy of our proxy statement or annual report to stockholders, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Investor Relations Department as indicated above. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s annual report to stockholders or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the applicable document was delivered.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Q:	Can I change or revoke my vote after I have delivered my proxy?

A:	Yes. You may change or revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person. However, the mere presence of a stockholder at the Annual Meeting will not revoke a proxy previously given. If you are a beneficial stockholder, you must contact your brokerage firm, bank or other holder of record to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting. Additionally, prior to the Annual Meeting you may submit an alternative vote in the same manner with which you cast your original vote as long as, in the case of voting by telephone or through the Internet, it is received by midnight, Eastern Time, on March 10, 2008, or, in the case of voting by mail, a duly executed proxy bearing a later date than that of the previous proxy is received by the Company c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 by no later than March 10, 2008, or by the Company’s Secretary at our principal executive offices prior to the beginning of the Annual Meeting. You may also give a written notice of revocation to our Secretary, so long as it is delivered to our Secretary at our principal executive offices, at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169, prior to the beginning of the Annual Meeting.

Q:	Who will count the votes?

A:	We have hired a third party, Broadridge, to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Annual Meeting. The final voting results, including whether or not a quorum was present, will be determined and tallied by Broadridge and the Inspector of Elections appointed by the Company in accordance with our Amended and Restated By-laws and Delaware law.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008 or, if we determine it to be appropriate, in an earlier filed Form 8-K.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	This proxy solicitation by the Board will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile or mail, or by other means, through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Q:	Do I have a dissenters’ right of appraisal?

A:	Under Delaware law, stockholders are not entitled to appraisal rights in connection with any of the proposals in this proxy statement.

Q:	Whom should I contact with other questions?

A:	If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this document or our 2007 Annual Report on Form 10-K, please contact: American Pacific Corporation, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169, Attention: Investor Relations Department., Telephone: (702) 735-2200.

Q:	How can I communicate with the Company’s Board?

A:	You may send communications to the Board in care of our Secretary, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169, or via email to: InvestorRelations@apfc.com. Please indicate whether your message is for the Board as a whole, a particular group or committee of directors, or an individual director.
PROPOSAL 1 — ELECTION OF DIRECTORS
SIZE OF BOARD
Pursuant to our Restated Certificate of Incorporation, as amended, our Board shall not be less than three nor more than twelve directors and shall be divided into three classes, with such classes to be as nearly equal in number as possible. Our Board currently consists of nine members, divided into three Classes — three Class A directors; three Class B directors; and three Class C directors. Each class serves for a term of three years and until their successors are duly elected and qualified. One class is elected each year.
The election of directors requires the affirmative vote of 80% or more of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. According to the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company, in the event that nominees of a Class (or Classes) of directors standing for election do not receive the affirmative vote of 80% of such shares present and voting, the incumbent directors will remain in office until the next annual meeting, at which time such Class (or Classes) and the next Class will stand for election. At the Annual Meeting, only the Class B directors are standing for reelection.
BOARD NOMINATIONS
The Corporate Governance Committee performs various functions, including, among others, those of a nominating committee. The Corporate Governance Committee considers multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and stockholders.
Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board, or by any stockholder of the Company who is a stockholder of record at the time of giving of notice for such nomination, who shall be entitled to vote for the election of directors at the meeting and who complies with the timely notice procedures below. Director candidate nominations from stockholders of the Company to the Corporate Governance Committee must be provided pursuant to the process set forth in the Company’s Amended and Restated By-laws, including its timely notice procedures, as described below. Subject to such compliance, the Corporate Governance Committee will consider director candidates recommended by stockholders.
The Company’s timely notice procedures require that nominations of directors by stockholders must be made pursuant to a timely notice in writing to the Secretary of the Company for bringing business before a meeting of stockholders. To be timely, the stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company:
(a)	in the case of an annual meeting of stockholders, not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (for the 2009 annual meeting of stockholders, not later than December 31, 2008 nor earlier than December 11, 2008); and

(b)	in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.
The stockholder’s notice shall set forth:
(a)	each person the stockholder proposes to nominate for election or reelection as a director, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(b)	the stockholder’s name and address, as it appears on the Company’s books, the class and number of shares of common stock such stockholder owns beneficially and as a stockholder of record; and

(c)	if the nomination is made on behalf of a beneficial owner, (i) the name and address of such beneficial owner and (ii) the class and number of shares of common stock which are beneficially owned by such person.
The Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the Company’s needs at the time nominees are considered. Qualifications for Board membership may include, among others, the highest personal and professional integrity, demonstrated exceptional ability and judgment, broad experience in business, finance, or administration, ability to serve the long-term interests of the Company’s stockholders, sufficient time to devote to the affairs of the Company, and contribution to the Company’s overall corporate goals. The Corporate Governance Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of The Nasdaq Stock Market LLC and reflects a range of talents, ages, skills, diversity, background, experience and expertise, particularly in the areas of management, leadership, corporate governance and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to our operations and interests.
In addition to the above considerations, the Corporate Governance Committee considers criteria such as skill, diversity, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and any other factors that the Corporate Governance Committee believes to be in the best interests of the Company and its stockholders. The Corporate Governance Committee will consider these same criteria for candidates regardless of whether the candidate was identified by the Corporate Governance Committee, by stockholders, or any other source.
The Corporate Governance Committee identifies and evaluates nominees for director, including nominees recommended by stockholders, pursuant to a process that involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, evaluating candidates’ qualifications, conducting background and reference checks, conducting interviews with candidates and/or others (as schedules permit), meeting to consider and recommend final candidates to the Board and, as appropriate, preparing and presenting to the Board an analysis with regard to particular, recommended candidates. The Corporate Governance Committee has the sole authority to retain and terminate any search firm used to identify candidates for the Board, although such retention is not required.

BOARD NOMINEES
The Corporate Governance Committee recommended to the Board that the Board nominees, named below, stand for election as Class B directors to serve a three-year term. Based on their recommendations, the Board nominated the following individuals for election at the Annual Meeting to serve as Class B directors until the annual meeting of stockholders in 2011, and until the election and qualification of their respective successors. All nominees are currently directors, and each nominee has agreed to be named in this proxy statement and to serve if elected. The director nominees are: Norval F. Pohl, Ph.D., C. Keith Rooker, Esq., and Jane L. Williams.
The information provided below is biographical information about each of the director nominees as of January 18, 2008.
•	Norval F. Pohl, Ph.D. has been a director of the Company since 1986. Dr. Pohl was also a director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995. Since July 2007, Dr. Pohl serves as Chancellor of the Prescott, Arizona campus of Embry-Riddle Aeronautical University, the world’s largest accredited university specializing in aviation and aerospace. From October 2000 to September 2006, Dr. Pohl served as President of the University of North Texas, where he also served as Provost and Executive Vice President from January 1999 through October 2000. He was the Vice President of Finance and Administration of the University of Nevada Las Vegas from 1994 to 1998, and also served as the Dean of its College of Business and Economics from 1986 to 1994. Dr. Pohl is also a director of the Flagstaff Institute, in Flagstaff, Arizona.

•	C. Keith Rooker, Esq. has been a director of the Company since 1988. Mr. Rooker was the Executive Vice President of the Company from 1988 to July 1997, and was also a Vice President of the Company from 1985 to 1988 and the Company’s Secretary and General Counsel from 1985 to July 1997. Mr. Rooker has been a Partner in the Las Vegas, Nevada and Salt Lake City, Utah law firm of Rooker Rawlins LLP for more than five years. The Company has retained this law firm in the past and during the current fiscal year, however, services provided are nominal.

•	Jane L. Williams was elected as a director of the Company in November 1993. Ms. Williams was also a director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995. Ms. Williams is the President, Chairman and Chief Executive Officer of TechTrans International, Inc. of Houston, Texas, a provider of technical language support services, a position she has held since 1993. Before founding TechTrans International, Ms. Williams was a consultant to businesses in the aerospace industry for more than five years.
BOARD OF DIRECTORS
The following table sets forth the names and ages of the current members of our Board, as well as their respective Board Class and current Board committee assignments.

Name	Age	Class	Committee Membership
John R. Gibson	70	A	Pension Plan
Jan H. Loeb	49	A	Audit, Corporate Governance, Environmental Oversight, Finance — Chairman
Dean M. Willard	61	A	Audit, Corporate Governance, Environmental Oversight
Norval F. Pohl, Ph.D.	64	B	Audit — Chairman, Corporate Governance
C. Keith Rooker, Esq.	70	B	Corporate Governance, Environmental Oversight — Chairman, Finance, Pension Plan
Jane L. Williams	69	B	Audit, Corporate Governance, Pension Plan — Chairman
Joseph Carleone, Ph.D.	61	C
Fred D. Gibson, Jr.	80	C	Environmental Oversight, Finance
Berlyn D. Miller	70	C	Audit, Corporate Governance — Chairman

Class A directors serve until 2010, Class B directors will serve until 2011 (assuming re-election at the Annual Meeting), and Class C directors serve until 2009, and in each case until their respective successors are duly elected and qualified. The information provided below is biographical information about each continuing director as of January 18, 2008. Biographical information regarding the directors standing for re-election at the Annual Meeting is set forth above.
•	Joseph Carleone, Ph.D. was appointed as a director in July 2006, and on October 15, 2006, became the President and Chief Operating Officer of the Company. From November 2005 through September 2006, Dr. Carleone served as Senior Vice President and Chief Product Officer of Irvine Sensors Corporation, a designer, developer, manufacturer and seller of miniaturized vision systems and electronic products for defense, security and commercial applications, and from March 2003 through November 2005, he served as a member of the board of directors of Irvine Sensors Corporation. Dr. Carleone also served as President of Aerojet Fine Chemicals LLC, a business unit of GenCorp, Inc., and Vice President of GenCorp, Inc., a technology-based manufacturing company in aerospace and defense, pharmaceutical fine chemicals and automotive businesses, from September 2000 to November 2005. From 1999 to 2000, he was Vice President and General Manager of Remote Sensing Systems at Aerojet. In addition, he served as Vice President, Operations from 1997 to 2000.

•	Fred D. Gibson, Jr. has been a director of the Company since 1982. Mr. F. Gibson served as Chief Executive Officer, Chairman of the Board and President of the Company and Chairman and Chief Executive Officer of each of the Company’s subsidiaries, from 1985 to July 1997, and Chairman of the Board until March 1998. He also served as Chairman, President and Chief Executive Officer of Pacific Engineering & Production Co. of Nevada, the predecessor company to American Pacific Corporation, from April 1966 until May 1988. For more than five years and until July 2002, Mr. F. Gibson was a director of Nevada Power Company (now Sierra Pacific Resources), an electric utility. He has also been a director of Cashman Equipment Company, a distributor of Caterpillar Equipment, for more than five years. For more than five years, Mr. F. Gibson has been a private consultant and currently serves as a consultant to the Company on an “as requested” basis. He is the brother of John R. Gibson and Linda G. Ferguson.

•	John R. Gibson has been a director of the Company since 1988. He currently serves as the Chairman of the Board and Chief Executive Officer. Mr. J. Gibson became Chief Executive Officer and President of the Company in July 1997 and was appointed Chairman of the Board in March 1998. He resigned his position as President of the Company in October 2006 upon the appointment of Dr. Carleone to the office of President and Chief Operating Officer of the Company. Mr. J. Gibson also serves as the Chief Executive Officer and President of a majority of the Company’s wholly-owned subsidiaries, including AMPAC-ISP Corp., since 2004, AMPAC Farms, Inc. and American Pacific Corporation (Nevada), since 1997, and American Azide Corporation since 1993. He was the Company’s Vice President-Engineering & Operations from March 1992 to July 1997. Prior to that time, he was the Director of Modernization of USS-POSCO Industries, a finishing mill for flat rolled steel products, a position he held for more than five years. Mr. J. Gibson is the brother of Fred D. Gibson, Jr. and Linda G. Ferguson.

•	Jan H. Loeb was elected as a director of the Company in January 1997. Mr. Loeb was appointed as President of Amtrust Capital Management, Inc., a capital investment firm, during 2007. Prior to his recent appointment, since February 2005 he served as a portfolio manager of Amtrust Capital Management, Inc. Additionally, since November 2006, Mr. Loeb has been a director of Golf Trust of America, Inc., until recently a company engaged in the liquidation of its interests in golf courses in the United States. From February 2004 through January 2005, Mr. Loeb was a Portfolio Manager for Chesapeake Partners, a capital investment firm. From January 2002 through December 2004, Mr. Loeb was a Managing Director of Jefferies & Company, Inc., an investment banking firm based in New York City. From 1994 through 2001, Mr. Loeb was a Managing Director of Dresdner Kleinwort and Wasserstein, Inc., an investment banking firm based in New York City, which was formerly known as Wasserstein Perella & Co., Inc.

•	Berlyn D. Miller was elected as a director of the Company in November 1993. Mr. Miller was also a director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995. Mr. Miller was the Chairman, President and Chief Executive Officer of ACME Electric of Las Vegas, Nevada, a construction contractor, until 1997, a position he held for more than five years. For more than five years, Mr. Miller has been Chief Executive Officer of Berlyn Miller & Associates, a government relations and business consulting firm.

•	Dean M. Willard was elected as a director of the Company in January 1997. Mr. Willard is an executive, business owner and investor. He has been affiliated since 1999 with the Jordan Company, L.P., a New York based private equity investment company. Mr. Willard, in partnership with the Jordan Company, manages an aerospace group of companies whose focus is the manufacture and supply management of non-metallic materials used for the manufacture and maintenance of aerospace equipment. Mr. Willard is Chairman of the Board for several Jordan affiliated companies including, since 1997, Advanced Chemistry & Technology Inc., a supplier of specialty sealants, adhesives and primers to the aircraft market, and since 2006, Integrated Chemical Management Solutions Inc., Reinhold Industries, Inc and Haas tcm Group, each chemical management services businesses. From August 1999 to December 2004, he served as Chairman and Chief Executive Officer of Permatex, Inc. and its parent company PBT Brands, Inc. Additionally, Mr. Willard serves on a number of other charitable and corporate boards including Sangha Associates, a family owned business which provides equity and management to various corporations.
INDEPENDENCE OF DIRECTORS
The Board of the Company has determined that each of the Company’s directors (other than John R. Gibson, Fred D. Gibson, Jr. and Joseph Carleone, Ph.D.), including each member of the Audit Committee and the Corporate Governance Committee of the Board, is an “independent” director as defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market LLC (“NASDAQ”). In addition, the Board has determined that each member of the Audit Committee is independent within the meaning of Section 10A of the Exchange Act and Rule 4350(d) of the NASDAQ Marketplace Rules.
In making its independence determination regarding C. Keith Rooker, Esq., the Board considered that Mr. Rooker’s law firm bills the Company at their customary rates for legal services rendered to the Company and expenses incurred in connection therewith. Such services amounted to $762 during our fiscal 2007, and were less than 5% of the law firm’s total gross revenue during the same period. We expect that fees and expenses billed to us by Mr. Rooker’s law firm for services rendered in our fiscal 2008 will be less than 5% of the law firm’s gross revenue during that period as well.
In making its independence determination regarding Berlyn D. Miller, the Board considered that Mr. Miller received $11,000 in fiscal 2007 for additional services to the Board, solely in Mr. Miller’s capacity as a member of the Board, for his attendance on behalf of the Board at quarterly meetings of a research and development roundtable that discusses the Company’s products and related markets. In accordance with the Board’s policy, the payments to Mr. Miller were calculated based on the number of days that he was required to attend such roundtable multiplied by a per diem fee equal in amount to the standard fee received by a director for attendance, in person or by telephone, at a meeting of the Board.
COMMITTEES AND MEETINGS
The Board maintains the following five standing committees. The members of the various committees are identified in the preceding table.
•	Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of its financial statements. The duties of the Audit Committee are set forth in its charter which is available on the Company’s website at www.apfc.com. Each member of the Audit Committee is “independent” under Rules 4200(a)(15) and 4350(d) of the NASDAQ Marketplace Rules, Section 10A of the Exchange Act and Rule 10A-3(b)(1) under the Exchange Act. Please also see the Audit Committee Report found under Proposal No. 2 in this proxy statement. The

Board has determined that each of Norval F. Pohl, Ph.D., Jan H. Loeb and Dean M. Willard is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.

•	Corporate Governance Committee. The Corporate Governance Committee, which also acts as the Company’s nominating committee and compensation committee, is responsible for overseeing the Company’s compliance with policies and procedures respecting business ethics and conduct, identifying and proposing candidates to serve as directors of the Company, recommending candidates to serve as executive officers of the Company, recommending the levels and types of executive compensation and overseeing the Company’s stock option plans. Each member of the Corporate Governance Committee is an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. A copy of the Corporate Governance Committee Charter may be found on the Company’s website at www.apfc.com.

•	Environmental Oversight Committee. The Environmental Oversight Committee oversees the Company’s compliance with applicable environmental, safety and health standards, statutes and regulations.

•	Finance Committee. The Finance Committee oversees special transactions on an as needed basis as determined by the Board, including but not limited to special finance related transactions or other considerations.

•	Pension Plan Committee. The Pension Plan Committee administers the Company’s defined benefit pension plans, the supplemental executive retirement plans and the 401(k) plans, and oversees the performance of the managers of pension plan assets.
During fiscal 2007, the Board and its committees held the following number of meetings: Board, 7; Audit Committee, 5; Corporate Governance Committee, 6; Environmental Oversight Committee, 2; Finance Committee, 1; and Pension Plan Committee, 2. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which the director served that were held during the applicable period of service. It is a policy of the Board to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board. All members of the Board, except Mr. Loeb, attended the 2007 annual meeting of stockholders.
DIRECTOR COMPENSATION (FISCAL 2007)
Directors’ compensation is determined by the Board. The Corporate Governance Committee makes recommendations to the Board with respect to compensation of directors. In particular, the Corporate Governance Committee is responsible for designing a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term interests of the stockholders of the Company. The Corporate Governance Committee periodically reviews benchmarking assessments and other factors in order to determine the level of compensation to attract qualified candidates for Board service and to reinforce our practice of encouraging stock ownership by our directors. The Corporate Governance Committee utilizes several benchmarking tools, including: Equilar’s BoardInsight research database, a resource for benchmarking director fee structures of publicly-traded companies; compensation reports published by the National Association of Corporate Directors, a not-for-profit membership organization dedicated exclusively to serving the corporate governance needs of directors and boards, and board compensation data released by The Conference Board, a business membership and research organization. In fiscal 2007, the Corporate Governance Committee reviewed the current compensation practices and determined that no changes were required.
Our directors that are also employees of the Company or its subsidiaries (John R. Gibson and Joseph Carleone, Ph.D.) do not receive any additional compensation for their service as directors. For information regarding the compensation of our employee directors, see “Executive Compensation” below.

The non-employee directors are compensated primarily in cash by way of quarterly retainer fees, meeting attendance fees, and additional fees for individuals serving as a committee chairman. Additionally, they may receive stock options to enable them to build a meaningful equity position in the Company and align their interests with our stockholders’ interests. Board members are reimbursed for expenses incurred in attending Board and committee meetings, for performing other services for the Company in their capacities as directors and for attending other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director in connection with such events. Particular non-employee director(s) may be requested by the Chairman of the Board to provide additional services to the Board, in each case solely in each such director’s capacity as a member of the Board, for which such director receives a per diem fee for providing such services equal in amount to the standard fee received by a director for attendance, in person or by telephone, at a meeting of the Board (currently $1,100 per meeting attended). Some of our non-employee directors also provide limited consultation services to the Company in addition to their regular Board-related duties. Our directors who are also employees of the Company do not receive additional compensation for their Board service.
The following table provides compensation information for fiscal 2007 for each non-employee member of our Board.

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned			Incentive Plan	Deferred	All Other
	or Paid in	Stock	Option	Compensation	Compensation	Compensation
Name	Cash ($)(1)	Awards ($)	Awards ($)	($)	Earnings	($)		Total ($)
Fred D. Gibson, Jr.	$30,100	N/A	—	N/A	N/A	$28,000	(2)	$58,100
Jan H. Loeb	$38,100	N/A	—	N/A	N/A	—		$38,100
Berlyn D. Miller	$38,300	N/A	—	N/A	N/A	$11,000	(3)	$49,300
Norval F. Pohl, Ph.D.	$38,300	N/A	—	N/A	N/A	—		$38,300
C. Keith Rooker, Esq.	$38,700	N/A	—	N/A	N/A	$762	(4)	$39,462
Dean M. Willard	$36,200	N/A	—	N/A	N/A	—		$36,200
Jane L. Williams	$37,900	N/A	—	N/A	N/A	—		$37,900

(1)	For fiscal 2007, each of our non-employee directors received the following compensation for their service as a director: $5,000 quarterly retainer; $1,100 for each Board meeting attended in person or by telephone; and $800 for each Board committee meeting attended in person or by telephone. Each Board committee Chairman received $300 for each Board committee meeting attended in person or by telephone. Our non-employee directors are also reimbursed for expenses incurred in attending Board and committee meetings, for performing other services for the Company in their capacities as directors and for attending other Company related events, including travel, hotel accommodations, meals and other incidental expenses for the director in connection with such events.

(2)	Mr. F. Gibson received $28,000 for consultation services provided to the Company.

(3)	Mr. Miller received $11,000 in fiscal 2007 for additional services to the Board, solely in Mr. Miller’s capacity as a member of the Board, for his attendance on behalf of the Board at quarterly meetings of a research and development roundtable that discusses the Company’s products and related markets. In accordance with the Board’s policy, the payments to Mr. Miller were calculated based on the number of days that he was required to attend such roundtable multiplied by a per diem fee equal in amount to the standard fee received by a director for attendance, in person or by telephone, at a meeting of the Board.

(4)	Mr. Rooker’s law firm bills the Company at their customary rates for legal services rendered to the Company and expenses incurred in connection therewith. Such services amounted to $762 during fiscal 2007, and were less than 5% of the law firm’s total gross revenue.
STOCK OPTION PLAN FOR DIRECTORS
The American Pacific Corporation 2002 Directors Stock Option Plan, as amended and restated (the “2002 Directors Plan”), which was approved by our stockholders, compensates non-employee directors with automatic annual grants of stock options or upon other discretionary events. Options are granted to each eligible director at a price equal to the closing share price of our common stock on the date of grant on the principal national securities exchange on which the Company’s common stock trades or, if such date is a date upon which no shares of our common stock are traded on the principal national securities exchange, the closing price on the next preceding trading day. Options granted under the 2002 Directors Plan generally vest 50% at the grant date and 50% on the one-year anniversary of the grant date, and expire ten years after the date of grant. As of September 30, 2007, there were 25,000 shares available for grant under the 2002 Directors Plan. In the fiscal year ended September 30, 2005 (“fiscal 2005”), the non-employee directors received a discretionary grant of options, consequently, during the fiscal year ended September 30, 2006 (“fiscal 2006”) and fiscal 2007 they elected not to receive their automatic annual grants. As of September 30, 2007, there were 25,000 shares available for grant under the 2002 Directors Plan. On November 22, 2007, an annual grant of 3,571 shares, with a per share exercise price of $16.93, was made to each non-employee director in accordance with the 2002 Directors Plan, leaving 3 shares available for grant under the 2002 Directors Plan. For each of the grants made on November 22, 2007, the Corporate Governance Committee established a vesting schedule whereby 1,786 shares vest on November 22, 2008 and 1,785 shares vest on November 22, 2009.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Board’s Corporate Governance Committee (which also acts as the Company’s compensation committee) during fiscal year 2007 were Jan H. Loeb, Dean M. Willard, Norval F. Pohl, Ph.D., C. Keith Rooker, Esq., Jane L. Williams, Berlyn D. Miller and Joseph Carleone, Ph.D. (through October 15, 2006). No member of the Corporate Governance Committee served as one of our officers or employees during fiscal 2007, or the two preceding fiscal years, other than Dr. Carleone who became an officer and employee of the Company after stepping down from the Corporate Governance Committee.
None of our executive officers serve as a member of the board of directors or compensation committee (or other board committee performing similar functions) of any other company that has an executive officer serving as a member of our Board or Corporate Governance Committee.
BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.
In the event any director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our Board to fill the vacancy. Proxies received will be voted “FOR” the nominees named above, unless marked to the contrary. Proxies may not be voted for a greater number of persons than the number of nominees named.
VOTE REQUIRED
Election of each director requires the affirmative vote of 80% or more of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Our stockholders may not cumulate votes in the election of directors. In the event that a nominee does not receive the required affirmative vote, the incumbent director(s) will remain in office until the next annual meeting of stockholders. Prior to the next annual meeting of stockholders, the Corporate Governance Committee will make recommendations to the Board for nominees to fill any open seats within the Class, which will then stand for reelection for a two-year term along with the next Class, which will stand for reelection for a term of three years.

EXECUTIVE COMPENSATION
NAMED EXECUTIVE OFFICERS
The following table sets forth the name, age (as of January 18, 2008) and position of our Named Executive Officers (the “NEOs”) for fiscal 2007.

Name	Age	Position
John R. Gibson	70	Chairman of the Board & Chief Executive Officer
Joseph Carleone, Ph.D.	61	President & Chief Operating Officer
Linda G. Ferguson	65	Vice President, Administration & Secretary
Dana M. Kelley	44	Vice President, Chief Financial Officer & Treasurer
Aslam Malik, Ph.D.	48	President, Ampac Fine Chemicals LLC
The information provided below is biographical information about each NEO, excluding Mr. J. Gibson and Dr. Carleone, as of January 18, 2008. For information concerning Mr. J. Gibson and Dr. Carleone, see “Board of Directors,” above.
•	Linda G. Ferguson has served as the Company’s Vice President, Administration since 1997 and Secretary since May, 2005. Additionally, she was Assistant Corporate Secretary from 1997 until 2005. Ms. Ferguson has been employed by the Company since 1985 and served as the Vice President, Human Resources and Secretary for Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1990 until 1994, and as Assistant Secretary of that subsidiary from 1995 until 1997. Prior to joining the Company, Ms. Ferguson was employed as a business teacher in secondary schools and colleges in Colorado and Nevada. Ms. Ferguson is the sister of John R. Gibson and Fred D. Gibson, Jr.

•	Dana M. Kelley was appointed Vice President, Chief Financial Officer and Treasurer of the Company, effective as of October 1, 2006. Ms. Kelley was the acting Chief Financial Officer from March 2006 through September 2006, and Director of Finance from February 2006 through March 2006. Ms. Kelley performed financial consulting for the Company from July 2005 until February 2006. Ms. Kelley was employed by Shuffle Master, Inc., a gaming supply company, as Vice President of Finance and Corporate Controller from May 2002 through April 2005; UNOVA, Inc. as Corporate Controller from September 1999 through April 2002; and Deloitte & Touche LLP from September 1991 through September 1999, most recently as Audit Senior Manager.

•	Aslam Malik, Ph.D. has served as the President of the Company’s wholly-owned subsidiary, Ampac Fine Chemicals LLC, since December 2005. From 2003 to November 2005, Dr. Malik served as Vice President of Technology and Business Development of Aerojet Fine Chemicals LLC, a business unit of GenCorp, Inc. and Vice President of GenCorp, Inc. a technology-based manufacturing company in aerospace and defense, pharmaceutical fine chemicals and automotive businesses. From August 2000 through July 2003, Dr. Malik served as a Director of Research and Development of Aerojet Fine Chemicals LLC.
In addition to the above NEOs, the Company has one other executive officer. The information provided below is biographical information about such officer as of January 18, 2008.
•	Robert Huebner, age 54, has been the Company’s Vice President, AMPAC-ISP since October 1, 2004. AMPAC-ISP Corp. was formerly the liquid propulsion division of Atlantic Research Corporation, a subsidiary of Aerojet-General Corporation, where Mr. Huebner served as Vice President from October 2003 through September 2004. Mr. Huebner also served in the capacity of Managing Director (1999-2001), Director of Program Management (2001-2002), and Vice President (2002-2003) for Atlantic Research Corporation, when it was a subsidiary of Sequa Corporation.

COMPENSATION DISCUSSION AND ANALYSIS
BACKGROUND
The Company experienced significant growth between fiscal 2004 and fiscal 2006, primarily by way of its acquisition activities. We have grown in revenues, product lines and market areas, number of employees, geographic locations and market capitalization. In line with these changes, management and the Board determined that our compensation practices needed enhancement to address the complexities of our growing organization. We proceeded to review and reconsider some of our compensation practices with the intention of developing an overall compensation program that was both more nuanced and more focused on rewarding individual performance in order to improve stockholder value.
Our review began by identifying a peer group of companies and then assessing their pay practices against the components of pay that were in place within our organization, both at the corporate level and within our various business segments. Our compensation program historically consisted primarily of cash compensation in the form of base salary, together with stock option awards in certain cases and other benefits, such as pension, 401(k), life insurance, health and disability insurance benefits.
Based on our review, we determined that compensation comprised primarily of cash was not adequate vis-à-vis our peer group and, consequently, we have elected to create a more balanced compensation structure that includes not only cash compensation in the form of base salary, but also annual cash incentive compensation and long-term incentive compensation (to the extent available) in the form of equity compensation, as well as other benefits. With respect to providing greater long-term incentives, while the Company had proposed a new stock incentive plan at our 2006 annual meeting of stockholders, its failure to win approval has restricted our efforts to date. Although we have been restricted by the limited number of shares available under the Company’s Amended and Restated 2001 Stock Option Plan (“2001 Plan”), we have taken steps to strengthen our pay-for-performance compensation elements by utilizing new and existing incentive compensation programs to promote individual performance that encourage both Company and individual achievement, and are designed to enhance stockholder value.
COMPENSATION PHILOSOPHY AND OBJECTIVES
Our executive compensation philosophy seeks to align the individual interests of executive officers with the business and financial goals and performance of the Company, by rewarding executive officer performance that reaches or exceeds established goals, with the ultimate objective of improving stockholder value. Toward that end, the Company’s executive compensation is designed to:
•	attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company;

•	promote a performance-oriented environment that encourages both Company and individual achievement;

•	reward executive officers for long-term strategic management and the enhancement of stockholder value; and

•	provide levels of total compensation that are competitive with those provided by other companies with which the Company may compete for executive talent.
To achieve these objectives, in fiscal 2007, the Corporate Governance Committee, with input from management, added annual incentive compensation to its historical compensation program that included base salary and long-term incentives, in the form of stock options, as well as other benefits. Accordingly, our fiscal 2007 compensation program was designed to reward an executive officer’s individual contributions to the Company, as well as the officer’s impact and involvement in the Company’s present and future performance, by combining both short-term and, to the extent available, long-term compensation elements that encourage and reward both short-term and long-term individual and Company performance and foster overall increases in stockholder value.

PROCESS FOR DETERMINING EXECUTIVE OFFICER COMPENSATION
Role of Executive Officers in Our Compensation Program. The Corporate Governance Committee and the Board oversee compensation decisions for the NEOs. The Corporate Governance Committee reviews and evaluates, without the presence or participation of the Chief Executive Officer, the compensation and performance of the Chief Executive Officer of the Company. The Corporate Governance Committee’s decision with respect to the compensation to be paid to the Chief Executive Officer is submitted to the Board, (excluding the Chief Executive Officer, who is also the Chairman) for ratification.
With regard to the compensation paid to each NEO other than the Chief Executive Officer, management plays a significant role in the compensation setting process by, among other things:
•	evaluating employee performance;

•	recommending business performance targets and objectives; and

•	recommending salary levels and equity awards.
The Chief Executive Officer and Vice President, Administration work with the Corporate Governance Committee, and participate in Corporate Governance Committee meetings at the Corporate Governance Committee’s request, to provide, among other things:
•	background information regarding the Company’s strategic objectives;

•	the Chief Executive Officer’s evaluation of the performance of the NEOs (other than the Chief Executive Officer); and

•	the Chief Executive Officer’s compensation recommendations as to each of the NEOs (other than for the Chief Executive Officer), including with respect to base salary adjustments, short and long-term incentives and other benefits.
Following the review of recommendations of the Chief Executive Officer, the Corporate Governance Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chief Executive Officer’s recommendations or proposing adjustments to such recommendations.
Benchmarking. During fiscal 2007, the Human Resources Department utilized Equilar’s ExecutiveInsight research database, a resource for benchmarking executive compensation and analyzing CEO and executive pay trends, to aid the Corporate Governance Committee in the identification of a peer group of publicly-traded companies so that the Corporate Governance Committee could benchmark our fiscal 2007 compensation program and compensation levels. The Corporate Governance Committee evaluated the compensation practices of a broad range of companies in the aerospace, pharmaceuticals and specialty chemicals industries, with annual revenues ranging from $100 million to $260 million. A peer group was established and approved by the Corporate Governance Committee, comprised of the following:

Alkermes, Inc.	Material Sciences Corporation
Bradley Pharmaceuticals, Inc.	Nektar Therapeutics
Cubist Pharmaceuticals, Inc.	Pharmion Corporation
Hawk Corporation	Symyx Technologies, Inc.
LMI Aerospace, Inc.	Vertex Pharmaceuticals Incorporated

The Corporate Governance Committee then evaluated the overall financial performance of each of the identified peer companies for the two most recent fiscal years. Additionally, it assessed the compensation practices of each of the peer companies, including components of compensation, and compensation levels within each component. This data was compared to the compensation practices utilized within our organization, in particular for each of our NEOs.
Based on comparisons of compensation elements paid to executive officers at companies in the peer group, the Corporate Governance Committee, with input from management of the Company, developed our fiscal 2007 compensation program. The components of the fiscal 2007 compensation program, including base salary, annual incentives, long-term incentives and other benefits, were designed to be comparable to our peer group. However, because peer group comparative compensation information is only one of several analytic tools that are used in setting executive compensation, the Corporate Governance Committee has discretion in determining the nature and extent of its use. Moreover, on an individual basis, the Corporate Governance Committee relied upon its judgment and, when appropriate, management’s judgment of each individual executive officer in determining the amount and mix of compensation elements and whether each particular payment or award provided an appropriate incentive and reward for performance that sustains and enhances stockholder value. In addition, consideration was given of each executive officer’s current base salary, prior cash bonuses (if any) and other benefits, the appropriate balance between incentives for short-term and long-term performance (to the extent long-term incentives were appropriate, given current availability), the compensation paid to the executive officer’s peers within the Company and the compensation paid to similarly-situated executive officers at peer companies. As the Company continues to experience growth, the Corporate Governance Committee believes that, going forward, the Company should seek to align compensation levels with Company performance levels, but recognizing that any such alignment must take into account then existing priorities and other factors applicable to the Company.
ELEMENTS OF OUR COMPENSATION PROGRAM
Our fiscal 2007 compensation program consists of four elements:
•	base salary;

•	annual incentives;

•	long-term incentives; and

•	other benefits.
Base Salary. The Company provides executive officers with base salary to compensate them for services rendered during the fiscal year, and to provide our NEOs with a degree of financial certainty and stability. Each executive officer’s base salary is typically reviewed annually as part of the Company’s performance evaluation process as well as upon a promotion or other change in job responsibility.
The Corporate Governance Committee reviews base salary compensation levels for all NEOs by assessing the current rate of compensation then being paid by the Company to each executive, the compensation levels for comparable positions with our identified peer group companies, the individual’s qualifications and experience level, salary trends in the peer group companies, and each executive’s performance and contribution to the Company over the preceding years and management’s recommendations with respect to NEOs except the CEO. In addition, as an overall factor in approving base salaries, the Corporate Governance Committee considers the Company’s continuing focus on general cost containment. The relative weight given to each of these factors varied with each individual as the Corporate Governance Committee deemed appropriate.
Effective June 1, 2007, the Corporate Governance Committee determined that Mr. J. Gibson’s base salary should be increased by 5%. Executive officers, other than Mr. J. Gibson and Dr. Carleone, received base salary increases ranging from 3% to 3.5%. The decision to give Mr. J. Gibson an increase in base salary was based on the Corporate Governance Committee’s evaluation of Mr. J. Gibson’s performance along with consideration of the benchmarking data and other factors described above. The decision to give increases in base salary to Ms. Ferguson, Ms. Kelley and Dr. Malik was based on Mr. J. Gibson’s evaluation of the performance of these individuals and his recommendations to the Corporate Governance Committee as to base salary, as well as consideration of the benchmarking data and other factors described above.
In the case of Dr. Carleone, his initial annual base salary of $290,000 per year, as reflected in his employment agreement with the Company, was established by the Corporate Governance Committee at the time of his appointment as an executive officer of the Company in mid-October 2006. Effective June 1, 2007, Dr. Carleone received a 3% salary increase reflecting an annual cost of living adjustment. Upon the recommendation of the Chief Executive Officer, as well as consideration of the benchmarking data and other factors described above, the Corporate Governance Committee later awarded a 15% pay increase to Dr. Carleone, effective October 15, 2007, in recognition of his successes and accomplishments during his first year of service as President and Chief Operating Officer.
The base salaries of the Company’s executive officers are set forth in the “Summary Compensation Table” below.
Annual Incentives. Our fiscal 2007 compensation program includes annual incentive compensation, in particular annual cash bonuses. During fiscal 2007, the Company developed a new corporate-wide incentive compensation program and utilized existing incentive compensation programs to provide annual cash bonuses to the Company’s employees.
Annual cash bonuses provide an incentive for executive officers and other employees to meet or surpass our annual financial and performance goals and to support achievement of the Company’s annual business plan and other performance goals. Further, they help ensure a competitive compensation program, given the prevalence of annual incentive compensation programs at other companies, in particular at our peer group companies. Moreover, the Corporate Governance Committee believes that annual bonuses provide an essential and meaningful pay-for-performance element within our compensation program for our NEOs.
While the Corporate Governance Committee has granted the Company’s Chief Executive Officer and certain other NEOs broad authority to administer, implement and interpret the annual incentive compensation programs, the Corporate Governance Committee retains authority and discretion to determine whether the Company’s performance objectives or an individual’s performance objectives have been met in any particular fiscal year. Further, the Corporate Governance Committee may consult with the Board or management or may seek ratification from the Board with respect to actions in connection with the annual incentive programs.
In general, for Mr. J. Gibson, Dr. Carleone, Ms. Ferguson and Ms. Kelley (collectively “Corporate NEOs”), the performance targets for this compensation element are based on consolidated business performance. In the case of Dr. Malik, given his role as President of our Fine Chemicals segment, and the desire to tie his annual cash bonus more closely to the performance of this business unit, his performance targets are based on the business performance of our Fine Chemicals segment.
Annual cash bonuses for Corporate NEOs are based on the Company’s full or partial achievement of an established EBITDA objective, and in the case of Dr. Malik, full or partial achievement of EBITDA and cash flow objectives (collectively, “performance targets”). The Corporate Governance Committee, in conjunction with management, utilizes the Company’s annual business plan, which has been approved and adopted by the Board, to establish performance targets and potential annual bonus amounts. In addition to the annual business plan, in making the determination of achievement levels, the Corporate Governance Committee may consider the Company’s strategic plan, internal performance goals, other specific circumstances facing the Company and particular NEOs during the year and management’s recommendations. In this way, incentive compensation fulfills our compensation objectives of supporting our annual business plan and other financial and performance goals, while also encouraging and rewarding superior individual performance.

During fiscal 2007, the Corporate NEOs participated in the new fiscal 2007 corporate incentive program. To establish performance targets for this program, the Corporate Governance Committee approved minimum, middle and target levels of consolidated EBITDA to be achieved by the Company for fiscal 2007, subject to the Corporate Governance Committee’s oversight and modification of those levels. If the consolidated EBITDA performance targets were met, the participant would be eligible to receive a bonus payment under the program, subject to satisfactory individual performance. Satisfactory individual performance was determined based upon an evaluation of the individual employee’s performance and contribution to the Company for the fiscal year.
The Corporate Governance Committee further established target potential bonus amounts for Mr. J. Gibson and Dr. Carleone at an amount equal to, for Mr. J. Gibson, 100% of his annual base salary in effect on October 1, 2006 and, in the case of Dr. Carleone, 100% of his base salary as of his hire date of October 15, 2006. For Ms. Ferguson and Ms. Kelley, the Corporate Governance Committee established target potential bonus amounts at an amount equal to 50% of their respective annual base salaries in effect on October 1, 2006. The amount of target potential bonus was determined for each executive to correlate with the number of areas of responsibility under their control that could ultimately be affected by their individual performance. If the Company achieved the minimum, middle or target level of EBITDA for fiscal 2007, then the participants were eligible to receive cash bonuses equal to 50%, 75% or 100%, respectively, of their target potential bonus. If the Company did not achieve the minimum level of EBITDA, then no bonuses would be paid under the fiscal 2007 corporate incentive program.
The Corporate Governance Committee established the minimum level of EBITDA achievement to be modestly greater than the Company’s annual business plan. While the middle and target levels were established as stretch targets to encourage optimal performance by each executive, the Corporate Governance Committee believed that the minimum bonus targets were reasonable to achieve and provided sufficient incentive for superior performance by the Corporate NEOs. The Corporate Governance Committee further believed that the middle and target levels were achievable if the Corporate NEOs, individually and collectively, aggressively managed strategic research and development projects, tightly controlled the capital projects under their control, instituted and maintained cost reductions, promoted lean manufacturing where applicable, broadened the scope of customers with expanded business development efforts and, as a result, increased value for our stockholders. Should these operational goals not be met the bonus payments would be reduced individually or collectively, as applicable.
As a consequence of achieving the target level of consolidated EBITDA for the fiscal 2007 corporate incentive program, which the Corporate Governance Committee determined resulted from superior performance on the part the Corporate NEOs individually and collectively, the Corporate Governance Committee awarded the full potential bonus amount payable under the fiscal 2007 corporate incentive program to Mr. F. Gibson, Dr. Carleone, Ms. Ferguson and Ms. Kelley.
Dr. Malik participated in the AMPAC Fine Chemicals incentive compensation plan, which included performance incentives based on the Fine Chemicals segment’s achievement of specified levels of EBITDA and cash flow from operations during fiscal 2007. A target potential bonus was established for Dr. Malik at an amount equal to 100% of his annual base salary in effect on October 1, 2006, with 85% of his target potential bonus based on achievement of Fine Chemicals segment financial targets and 15% tied to his individual performance goals. The Fine Chemicals segment financial targets were weighted, with 75% tied to EBITDA objectives and 25% tied to cash flow objectives. The EBITDA objectives included 7 levels of achievement for fiscal 2007 that would allow Dr. Malik to earn from 50% to 115% of his potential financial target bonus associated with EBITDA, while the cash flow targets included 8 levels of achievement for fiscal 2007 that would allow Dr. Malik to earn from 50% to 117.5% of his potential financial target bonus associated with cash flow. Because the AMPAC Fine Chemicals incentive compensation plan included performance incentives which allow participants to earn more than 100% of their target potential bonus, Dr. Malik’s annual bonus could go as high as 111% of his target potential bonus if all of the maximum achievement levels were reached. If the Fine Chemicals segment did not achieve at least the 50% levels with respect to EBITDA and cash flow objectives, then Dr. Malik’s bonus would be limited to, at a maximum, the target potential bonus related to achievement of his individual performance goals, or 15% of his annual base salary in effect on October 1, 2006.

The performance targets within the AMPAC Fine Chemicals incentive compensation plan were intended to be stretch targets to encourage superior performance by the AMPAC Fine Chemicals executives, including Dr. Malik. The Corporate Governance Committee believed that these stretch targets were achievable if Dr. Malik met his individual performance goals, which included maintaining superior safety and environmental records, realizing successful regulatory and customer audits, achieving production efficiencies and demonstrating superior leadership. The Corporate Governance Committee further believed that is was reasonable to achieve the segment financial goals related to EBITDA and cash flow if these individual performance goals were met.
The Corporate Governance Committee awarded an annual bonus to Dr. Malik under the AMPAC Fine Chemicals incentive compensation plan equal to 106% of his base salary in effect as of October 1, 2006, with 89% of his final payout amount based on achievement of the Fine Chemicals segment financial targets, including reaching the 115% payout level based on achievement of EBITDA objectives and the 102.5% payout level based on achievement of cash flow objectives, and 11% of his final payout amount tied to achievement of his individual performance goals.
Separately, the Corporate Governance Committee may approve special cash bonuses from time to time in its discretion. For example, in the case of Dr. Carleone, the Corporate Governance Committee agreed to award him a $50,000 cash signing bonus as part of his initial employment arrangement as President and Chief Operating Officer of the Company in October 2006.
The annual incentive payments made to each of the NEOs for fiscal 2007 are set forth in the “Summary Compensation Table” below.
Long-Term Incentives. For fiscal 2007, the Company’s long-term incentive compensation consisted exclusively of stock option grants. Stock option grants are designed to advance the long-term interests of the Company by:
•	attracting and retaining executive officers;

•	aligning the long-term interests of executive officers with those of our stockholders;

•	further encouraging the sense of proprietorship in the Company by providing executive officers an opportunity to build a meaningful equity position in the Company; and

•	stimulating an active interest of executive officers in the development and financial success of the Company by providing them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business, thereby increasing stockholder value.
Each stock option grant allows an executive officer to acquire shares of common stock at an exercise price equal to the closing price of the Company’s common stock on the grant date over a specified period of time, not to exceed 10 years. Historically, shares subject to the option grant become exercisable in two installments, 50% on the date of grant and 50% on the one-year anniversary of the date of grant, contingent upon the executive officer’s continued employment with the Company. To better align the terms of share-based compensation grants with the intent that these grants provide long-term incentives to the recipients, the Corporate Governance Committee intends to lengthen the vesting period associated with future share-based awards to vesting periods that may extend up to five years. Accordingly, future option grants will provide full value and a positive return to the executive officer only if the market price of the shares appreciates over the option term and only if the executive officer remains employed by the Company through the vesting period.
Historically, stock options have not been granted on a set date, and the Corporate Governance Committee has made stock option grants, and may make them in the future, at times when the Company is in possession of material nonpublic information, although the Corporate Governance Committee does not have a practice of selecting option grant dates for executive officers in coordination with the release of material nonpublic information. Currently, the option grants are constrained by the number of shares available under the Company’s 2001 Plan. Historically, the size of the option grant to the CEO was determined by the Corporate Governance Committee, or for the NEOs other than the CEO, the size of the option grant was recommended by the CEO and approved by the Corporate Governance Committee. The size of the option grant was set at a level that was intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and success with the Company. It may also have been determined based on option awards made to executive officers by peer group companies. The relevant weight given to each of these factors varies from individual to individual.
As a recruitment tool, newly hired or recently appointed executive officers may receive awards of stock options on their first date of service in such role with the Company. Additional options may be granted to executive officers from time to time at the discretion of the Corporate Governance Committee, such as in connection with a promotion or increase in job responsibilities.
For fiscal 2007, recognizing the limited number of shares available under the 2001 Plan, the Corporate Governance Committee was required to restrict the number of stock option grants made to executive officers. Accordingly, the Corporate Governance Committee determined only to grant stock options, and the Board independently approved such option grants, to Dr. Carleone and Ms. Kelley, in conjunction with their appointments as executive officers of the Company in October 2006. When determining the number of shares to grant to Dr. Carleone and Ms. Kelley, the Corporate Governance Committee took into consideration the then anticipated number of shares available for grant in the 2001 Plan, which totaled 19,000 shares, and proportionally granted such shares to these two executive officers in accordance with their newly appointed positions and the relative responsibilities that the Corporate Governance Committee assigned to their respective roles with the Company. No stock options were granted to Mr. J. Gibson, Ms. Ferguson and Dr. Malik during fiscal 2007.
See the “Grants of Plan-Based Awards Table” below for information on the number of options granted to the executive officers during fiscal 2007.
On November 13, 2007, upon the recommendation of the Corporate Governance Committee, the Board adopted, subject to stockholder approval, the Company’s 2008 Stock Incentive Plan. The 2008 Stock Incentive Plan provides for the grant of future equity-based awards to officers, directors, employees and consultants providing services to the Company. If the 2008 Stock Incentive Plan is approved by the Company’s stockholders, awards may consist of stock options, restricted stock, restricted stock units and stock appreciation rights under the plan. If approved, the 2008 Stock Incentive Plan authorizes the issuance of up to 350,000 shares of common stock of the Company pursuant to awards under the plan. The 2008 Stock Incentive Plan will serve to increase the number and type of equity awards available for issuance as long-term incentive compensation to, among others, executive officers of the Company, thereby strengthening the Corporate Governance Committee’s ability to provide more meaningful long-term incentive compensation to NEOs, through ownership of the Company’s common stock. Moreover, awards under the 2008 Stock Incentive Plan will provide NEOs with an incentive to continue in service with the Company and to promote the success of the Company’s business. See Proposal No. 3 of this proxy statement below for further information on the proposed 2008 Stock Incentive Plan.
As of the date hereof, no awards have been made under the 2008 Stock Incentive Plan. In its adoption of the 2008 Stock Incentive Plan, the Board determined that the 2008 Stock Incentive Plan shall be effective and deemed adopted by the Company only upon its approval by the Company’s stockholders and, accordingly, the Corporate Governance Committee may not make awards prior to such stockholder approval of the 2008 Stock Incentive Plan.
Other Benefits. The Company provides certain executive officers with perquisites and other personal benefits that the Company and the Corporate Governance Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions, align our compensation program with competitive practices of other companies, and to aid executive officers in their execution of Company business. Perquisites and other benefits represent a small part of the Company’s overall compensation package.

The Corporate Governance Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.
Certain senior executive officers are required or permitted to allow their spouse to accompany them on our corporate aircraft, in which we have a one-eighth fractional ownership, (the “Company Plane”) when the corporate officer travels for business purposes and only if empty seats on the aircraft are available. The Internal Revenue Service defines this type of spousal travel arrangement as personal use of corporate aircraft. The value of the spousal travel is computed in accordance with Internal Revenue Service regulations and is deemed to be a non-tax deductible expense to the Company because we do not include the imputed value of spousal travel on the Company Plane in reporting of the executive officer’s taxable income.
In addition, the CEO is permitted to use the Company Plane on a limited basis for other personal travel. If the CEO travels on the Company Plane for personal reasons, then he reimburses the Company for all incremental costs incurred by the Company. Such costs include crew lodging expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs.
Car allowances are provided to key employees, including four of our NEOs, in the amount of $16,800 per year for fiscal 2007. Upon relocation, the Company may pay key executive officers for certain relocation expenses, which may include temporary housing costs, costs for storage of household goods, reimbursements for household sales costs and other relocation costs.
Additional detail on these perquisite amounts are set forth in the “Summary Compensation Table” below.
In addition, various employee benefit programs are provided to our NEOs, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under plans generally available to all other salaried employees.
The Company provides various retirement benefits to its employees, including through the American Pacific Corporation Defined Benefit Pension Plan, the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees, and the Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees (collectively the “Pension Plans”), and the Supplemental Executive Retirement Plan (the “SERP”), as amended and restated, effective October 1, 2007. The Pension Plans are generally available to all U.S. employees of the Company, not including employees of AMPAC-ISP Corp. Each of our NEOs, other than Dr. Malik, participates in the American Pacific Corporation Defined Benefit Pension Plan. Dr. Malik participates in the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees due to his role as President of Ampac Fine Chemicals LLC. In addition, Mr. J. Gibson was the only NEO eligible to participate in, and participating in, the SERP as of the end of fiscal 2007. Effective October 1, 2007, the SERP was amended and restated to authorize additional NEOs to participate, including Dr. Carleone, Ms. Ferguson and Ms. Kelley. The Board amended and restated the SERP, in part in order to further encourage the continued service of such individuals with the Company. The Company adopted the Pension Plans and the SERP as an additional means to attract and retain employees and to provide a competitive level of pension benefits. The Pension Plans and the SERP provide employees, including the NEOs, the opportunity to plan for future financial needs during retirement. For more detailed discussion on the Pension Plans and the SERP, see “Retirement Plans” below.
The Company makes matching contributions in the 401(k) plans for U.S. employees of AMPAC-ISP Corp., and Ampac Fine Chemicals LLC as a means of continuing benefits provided to them prior to their acquisition by the Company of Aerojet-General Corporation’s in-space propulsion business and GenCorp Inc.’s fine chemicals business, respectively. Of the NEOs, only Dr. Malik received matching contributions with respect to his interests in the 401(k) plan for employees of Ampac Fine Chemicals LLC.
The Company also has entered into severance arrangements with certain key employees, including certain of the NEOs. These severance arrangements are designed to attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company while also promoting stability and continuity of senior management. Information regarding applicable payments under such arrangements for the executive officers is provided under the heading “Employment, Change-of-Control and Severance Agreements” below.
Total Compensation. In making decisions with respect to any element of an executive officer’s compensation, the Corporate Governance Committee considers the total compensation that may be awarded to the officer, including base salary, annual incentive compensation and long-term incentive compensation, as well as other benefits. In addition, in reviewing and approving employment agreements for executive officers, the Corporate Governance Committee considers the various benefits to which the officer is or may be entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Corporate Governance Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.
TAX CONSIDERATIONS
In designing our compensation program, we take into consideration the accounting and tax effect that each element will or may have on the Company and our employees.
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any fiscal year. This limitation applies only to compensation which is not considered to be “qualified performance-based compensation” paid to our Chief Executive Officer or to any of our other three most highly compensated executive officers. Non-performance based compensation paid to our executive officers for fiscal 2007 did not exceed the $1,000,000 limit per executive officer. We believe that awards of stock options under our 2001 Plan qualify for the performance-based compensation exception to the deductibility limit. We also have structured certain of our performance-based portions of our executive officers’ compensation in a manner that we believe complies with the exceptions to deductibility limitations of Section 162(m). The Corporate Governance Committee believes, however, that in certain circumstances factors other than tax deductibility may take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and our stockholders. Given the competitive market for outstanding executives, the Corporate Governance Committee believes that it is important to retain the flexibility to design compensation elements and programs consistent with our overall compensation philosophy, even if some executive compensation is not fully deductible. Accordingly, the Corporate Governance Committee reserves the right to approve in the future elements of compensation for certain officers that are not fully deductible, when appropriate.
Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), relates to the income tax treatment for deferred compensation arrangements. Accordingly, we will review our plans and agreements applicable to our NEOs and ensure that they are compliant with Section 409A by December 31, 2008, in accordance with Treasury Regulations issued under Section 409A.

SUMMARY COMPENSATION (FISCAL 2007)
The following table includes information concerning compensation for the fiscal year ended September 30, 2007 in reference to the NEOs, which includes required disclosure related to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company.

								Change in
							Non-Equity	Pension
							Incentive	Non-qualified
							Plan	Deferred
					Stock	Option	Compen-	Compen-	All Other
Name and					Awards	Awards	sation	sation Earnings	Compensation
Principal Position	Year	Salary ($)	Bonus ($)		($)	($) (1)	($) (2)	($)(3)	($)	Total ($)
John R. Gibson Chairman & Chief Executive Officer	2007	$443,825	—		N/A	—	$436,550	(4)	$87,649(5)	$968,024

Joseph Carleone, Ph.D. President & Chief Operating Officer	2007	$280,817	$50,000	(6)	N/A	$35,510	$290,000	N/A	$76,021(7)	$732,348

Linda G. Ferguson Vice President, Administration & Secretary	2007	$187,860	—		N/A	—	$93,000	$82,424	$17,668(8)	$380,952

Dana M. Kelley Vice President, Chief Financial Officer & Treasurer	2007	$186,850	—		N/A	$33,689	$92,500	$29,500	$20,800(9)	$363,339

Aslam Malik, Ph.D. President, Ampac Fine Chemicals LLC	2007	$236,946	—		N/A	$1,223	$247,645	$22,185	$10,967(10)	$518,966

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2007, in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), for awards granted both in and prior to fiscal 2007, if any. The assumptions used in determining the SFAS 123R values are set forth in Note 3 of our audited financial statements included in our Annual Report on Form 10-K for fiscal 2007.

(2)	Represents the dollar value of the annual cash bonuses earned by each NEO in fiscal 2007. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Annual Incentives” for more information. Mr. J. Gibson and Dr. Carleone received annual bonuses equal to 100% of their respective annual base salaries as of October 1, 2006, and October 15, 2006, respectively, while Ms. Ferguson and Ms. Kelley received annual bonuses equal to 50% of their respective annual base salaries as of October 1, 2006. Dr. Malik received an annual bonus equal to 106% of his annual base salary as of October 1, 2006. All such annual cash bonuses were earned in fiscal 2007 and were paid in full in December 2007. See “—Plan-Based Compensation—2007 Incentive Compensation Programs” for more information.

(3)	Assumptions used in the calculation of the amounts in this column are included in Note 10 of our audited financial statements included in our Annual Report on Form 10-K for fiscal 2007.

(4)	Mr. J. Gibson’s present value of accumulated benefit decreased in aggregate by $61,787 due primarily to a change in the discount rate assumption from fiscal 2006 to fiscal 2007.

(5)	Amount consists of an automobile allowance of $16,800, imputed income as a result of the Company’s group term life insurance of $5,904, and imputed spousal travel on Company aircraft of $64,945. The Company uses the occupied seat hours allocation method in accordance with Section 274(e)(2)(B) and (9) of the Internal Revenue Code of 1986, as amended.

(6)	Represents a signing bonus awarded to Dr. Carleone upon his appointment as President and Chief Operating Officer on October 15, 2006.

(7)	Amount consists of an automobile allowance of $16,100, imputed income as a result of the Company’s group term life insurance of $834, as well as relocation expenses provided in conjunction with his employment which included: storage of household goods, $3,058; reimbursement of COBRA benefits, $2,187; reimbursement of expenses related to selling his California residence, $34,642; and temporary housing costs from October 2006 to September 2007, $19,200.

(8)	Amount consists of an automobile allowance of $16,800 and imputed income as a result of the Company’s group term life insurance of $868.

(9)	Amount consists of an automobile allowance of $16,800, imputed income as a result of the Company’s group term life insurance of $156, and imputed spousal travel on Company aircraft of $3,844. The Company uses the occupied seat hours allocation method in accordance with Section 274(e)(2)(B) and (9) of the Internal Revenue Code of 1986, as amended,.

(10)	Amount consists of imputed income as a result of the Company’s group term life insurance of $331, and the Company’s matching contribution of $10,636 during fiscal 2007 made to Dr. Malik under the 401(k) plan for employees at Ampac Fine Chemicals LLC. Under the 401(k) plan, and similar to the Company’s other employees at Ampac Fine Chemicals, LLC in such plan, the Company may make a matching contribution up to an equivalent of 100% of the first 3% of compensation contributed by Dr. Malik and 50% of the next 3% of compensation contributed by Dr. Malik, subject to certain limitations and requirements as set forth in the 401(k) plan.
RETIREMENT BENEFITS
The Company maintains three defined benefit pension plans which cover substantially all of its U.S. employees: the American Pacific Corporation Defined Benefit Pension Plan (“AMPAC Plan”), the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees (“AFC Salaried Plan”), and the Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees (“AFC Bargaining Plan”). The AFC Salaried Plan and the AFC Bargaining Plan were established in connection with the acquisition of the AFC business and include the assumed liabilities and assets for pension benefits to existing AFC employees at the acquisition date. Additionally, the Company maintains the American Pacific Corporation Supplemental Executive Retirement Plan (the “SERP”).
AMPAC Plan. Under the AMPAC Plan, eligible employees, including employees who are directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their Average Compensation. The term “Average Compensation” is defined to be the average of the employee’s earnings, including base salary, bonuses and any other cash amounts, for the sixty consecutive months of employment during which the employee’s compensation was the highest, subject to applicable limitations provided by law. Effective January 1, 1994, the applicable limitation on compensation was $150,000 subject to adjustment for inflation in future years. During the calendar year 2007, the applicable limitation, adjusted for inflation, amounted to $225,000. The normal annual retirement benefit provided under the AMPAC Plan (if a participant retires at or after the later of achieving age 65 or five years after the participant commenced participation in the plan) is generally two percent of each employee’s Average Compensation, plus 2.65 percent of each employee’s Average Compensation in excess of the applicable covered compensation, for each year of service, up to 20. In lieu of his normal annual retirement benefit, a participant who has attained age 55 and has completed at least 10 years of eligible service may generally elect to receive a monthly benefit equal to his accrued benefit as of the retirement date, reduced by 0.25% for each calendar month or portion thereof that the participant’s early retirement date precedes his normal retirement date (i.e., the later of age 65 and 5 years of participation in the plan). If a plan participant retires due to disability the participant is entitled to receive a monthly disability retirement benefit commencing on the retirement date equal to his vested accrued benefit calculated as if the participant had continued employment through his normal retirement date and as if his compensation had remained constant through that date. Furthermore, if a plan participant dies during his period of employment and is otherwise vested in benefits under the plan, his beneficiary will generally be entitled to receive the participant’s benefit under the plan. The covered compensation is derived from the 1988 social security tables and depends upon each individual’s year of birth. The maximum benefit under the AMPAC Plan is limited to the lesser of 100 percent of Average Compensation or the sum of $90,000, as adjusted for inflation from 1988. Legislation that became effective on January 1, 2002 increased this $90,000 figure to $160,000, subject to adjustment for inflation in future years. During calendar year 2007, the $160,000 figure, adjusted for inflation, amounted to $180,000. Eligible employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiaries, and are fully vested after seven years of service with the Company and its subsidiaries. Unless the participant elects an alternative form of payment pursuant to the terms of the plan (e.g., as a qualified joint and survivor annuity, specified period and life annuity or single sum distribution), benefits payable under the plan are paid in the form of a monthly straight-life annuity that terminates upon the death of the participant. A participant who separates from service or retires with a vested accrued benefit under the plan is paid the actuarial equivalent of that benefit in a single sum, subject to certain limitations, and such payment is in lieu of any other benefits otherwise payable under the plan. Each of our NEOs other than Dr. Malik participates in the AMPAC Plan.
AFC Salaried Plan. Under the AFC Salaried Plan, eligible employees, including employees who are directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their earnings and Average Earnings. The term “Average Earnings” is defined to be the average of a participant’s earnings for the five consecutive plan years that produces the greatest average, subject to applicable limitations provided by law. Effective January 1, 1994, the applicable limitation on compensation was $150,000 subject to adjustment for inflation in future years. During the calendar year 2007, the applicable limitation, adjusted for inflation, amounted to $225,000. The annual retirement benefit provided under the plan is the accrued benefit at November 30, 2005 earned under the GenCorp Inc. Program “D”, plus 1.625% of each year’s annual earnings up to average social security wage base (“ASSWB”) for service up to 35, plus 2.0% of each year’s annual earnings in excess of ASSWB for service up to 35, plus 2.0% of each year’s annual earnings for service over 35 years. The ASSWB is the average of all the social security wage bases over a 35-year period, rounded to a multiple of $600. The minimum benefit is equal to 1.125% of Average Earnings up to ASSWB times years of credited service up to 35 years, plus 1.5% of Average Earnings in excess of ASSWB times credited service up to 35 years, plus 1.5% of Average Earnings times credited service over 35 years. The ultimate benefit is reduced by the retirement benefit earned as of November 30, 1999 under the Aerojet-General Corporation Consolidated Pension Plan. The maximum benefit under the AFC Salaried Plan is limited to the lesser of 100 percent of Average Earnings or the sum of $90,000, as adjusted for inflation in 1988. Legislation that became effective on January 1, 2002 increased this figure to $160,000, subject to adjustment for inflation in future years. During calendar year 2007, the $160,000 figure, adjusted for inflation, amounted to $180,000. Eligible employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiary corporations, and are fully vested after five years of cumulative service with the Company and its subsidiary corporations. Dr. Malik is the only NEO that participates in the AFC Salaried Plan.
SERP. The SERP is a non-qualified benefit plan adopted by the Board in order to provide certain executives with total pension benefits that are determined without regard to the dollar limitations that apply under the Internal Revenue Code to benefits provided under tax-qualified plans, such as the AMPAC Plan. For tax-qualified plans, the Internal Revenue Code of 1986, as amended, limits the amount of a participant’s compensation that may be taken into account in calculating a participant’s benefit, and also limits the amount of the overall pension benefit that can be paid to the participant. The Board adopted the SERP in part because it believes that it is appropriate to provide a total pension benefit (the benefit derived from the AMPAC Plan plus the SERP) to certain executive officers that is determined based on such executive officer’s total compensation and service with the Company without regard to the Internal Revenue Code limitations that applied under the AMPAC Plan. Therefore, the SERP is designed to provide a participant with a benefit that is not subject to the tax-qualified plan dollar limitations, although it is reduced by the benefit provided to that participant under the AMPAC Plan. The Board also adopted the SERP as an additional means to attract and retain employees and to provide a competitive level of pension benefits.
The annual retirement benefit provided under the SERP at normal retirement age (i.e., the later of age 65 and 5 years of participation in the plan) for participants who participated in that plan as of September 30,

2007 is the greater of (i) 60 percent of the participant’s Final Average Compensation reduced by the participant’s benefit under the AMPAC Plan, or (ii) if the participant is also a participant in the SERP as of October 1, 2007, the benefit provided under the amended and restated SERP, described in the following paragraph. The SERP generally defines “Final Average Compensation” as the average of the employee’s wages, salary and bonuses for the three consecutive years of employment during which the employee’s compensation was the highest. Vesting in the SERP occurs over a 10-year period subject to meeting certain age plus years of service requirements. Mr. J. Gibson was the only NEO who participated in the SERP as of September 30, 2007. At September 30, 2007, Mr. J. Gibson, who turned 70 prior to such date, was 100 percent vested in the above annual SERP benefits. Consequently, as of September 30, 2007, the annual benefits payable in the form of a single life annuity under the SERP to Mr. J. Gibson, were he to retire, were approximately $153,000 annually.
On November 13, 2007, the Board approved the amendment and restatement of the SERP. The amendment and restatement of the SERP, which became effective as of October 1, 2007, amended, among other provisions, the list of participants in the SERP to include three additional executive officers of the Company, in particular Dr. Carleone, Ms. Ferguson, and Ms. Kelley. Mr. J. Gibson continued to be a participant in the SERP. In addition, as a result of the amendment and restatement of the SERP, the method of calculating a participant’s benefit under the amended and restated SERP was modified to take into account (i) compensation earned after a participant’s attainment of normal retirement age and (ii) bonuses earned by the participant. The amendment and restatement of the SERP also revised the calculation of the percentage of a participant’s Final Average Compensation used to compute his or her benefit under the SERP from 60% of Final Average Compensation to 5% of Final Average Compensation times years of service with the Company, up to a maximum of 15 years of service.
The SERP benefits referred to above are in addition to the annual benefits currently accrued under the AMPAC Plan and do not anticipate future changes in salary levels or inflation.
PENSION BENEFITS (FISCAL 2007)

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (1)	Benefit (2)	Fiscal Year
John R. Gibson	AMPAC Plan	16	$972,500	$0
Chairman & Chief Executive Officer	SERP	16	$1,344,600

Joseph Carleone, Ph.D.	AMPAC Plan	1	$0	$0
President & Chief Operating Officer

Linda G. Ferguson	AMPAC Plan	22	$871,600	$0
Vice President, Administration & Secretary

Dana M. Kelley	AMPAC Plan	2	$29,500	$0
Vice President, Chief Financial Officer & Treasurer

Aslam Malik, Ph.D.	AFC Salaried Plan	16	$150,000	$0
President, Ampac Fine Chemicals LLC

(1)	Although Dr. Carleone has 1 year of credited service, due to his hire date, he has no accumulated value for fiscal 2007. Dr. Malik has been a participant in the AFC Salaried Plan for a period in excess of his employment with the Company. The years of service prior to fiscal 2006 are attributed to Dr. Malik’s employment with Aerojet Fine Chemicals LLC. As part of the transfer of assets and liabilities, Dr. Malik received credit for service and pay history with Aerojet Fine Chemicals LLC, the business of which was acquired from GenCorp Inc., by the Company. The final benefit he receives is reduced by the benefit he earned under the Aerojet Fine Chemicals LLC Plan.

(2)	Assumptions used in the calculation of the amounts in this column are included in Note 10 of our audited financial statements included in our Annual Report on Form 10-K for fiscal 2007. Mr. J. Gibson’s present value of accumulated benefit decreased in aggregate by $61,787 due primarily to a change in the discount rate assumption from fiscal 2006 to fiscal 2007.
EMPLOYMENT, CHANGE-OF-CONTROL AND SEVERANCE AGREEMENTS
Our 2001 Plan and our SERP have change-in-control provisions. As described below, one or more of our NEOs participates in each of these plans. In addition, our AMPAC Plan provides for payments under certain circumstances in connection with the early or normal retirement of certain of our NEOs as well as in connection with certain other terminations. Finally, John R. Gibson, Joseph Carleone, Ph.D., and Aslam Malik, Ph.D. are subject to agreements that provide compensation or continuation of benefits as a result of certain identified triggering events.
The following disclosure is provided as though the assumed triggering event occurred on September 28, 2007, which was the last business day of fiscal 2007. The closing price per share of our common stock on the Nasdaq Global Market on September 28, 2007 was $15.62 per share. Amounts reflected herein do not reflect tax withholding and similar tax obligations that would apply to any such payments, and do not reflect amounts that would have been due and owing to the individual as of the applicable date due to services rendered through such date.
2001 Plan. The Company’s 2001 Plan provides that, upon the occurrence of a change of control, as described in the 2001 Plan, the Corporate Governance Committee, as the administrator of the plan, may accelerate the vesting and exercisability of outstanding stock options, in whole or in part, as determined by the administrator in its sole discretion. In its sole discretion, the Corporate Governance Committee may also determine that, upon the occurrence of a change of control, each outstanding stock option shall terminate within a specified number of days after notice to the optionee, and each such optionee shall receive, with respect to each share of stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to such change of control over the exercise price per share of such option. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Corporate Governance Committee shall determine in its sole discretion. For purposes of the 2001 Plan, a “change of control” will generally be deemed to have occurred if (in each case subject to certain exceptions): (i) a tender offer is made and consummated for 30% or more of the outstanding voting securities of the Company; (ii) the Company is merged or consolidated with another corporation; (iii) the Company sells substantially all of its assets to another corporation that is not wholly owned by the Company; (iv) an individual or entity unaffiliated with the Company acquires 50% or more of the outstanding voting securities of the Company. As of September 28, 2007, assuming that, upon such a change of control the Corporate Governance Committee were to accelerate the vesting of all then unvested stock options, such change of control would have resulted in 5,000 shares becoming exercisable for Dr. Carleone as a result of such accelerated vesting, equal to a value of $78,100, and 4,500 shares becoming exercisable for Dana Kelley as a result of such accelerated vesting, equal to a value of $70,290. These accelerated stock option values represent the difference between the exercise price of the applicable stock options and an assumed fair market value of our common stock of $15.62 (the closing price of our common stock on the Nasdaq Global Market on September 28, 2007), multiplied by the number of option shares whose vesting would accelerate upon the assumed triggering event.
SERP. Pursuant to the terms of the SERP, upon the occurrence of a “change of control” a plan participant is entitled to a retirement benefit equal to his accrued benefit under the plan determined at the date of the change of control. If the change of control occurs before the participant reaches his early retirement date under the plan (which generally requires the participant to be at least 55 years of age and have completed at least 10 years of service), then the retirement benefit under the plan is generally equal to the participant’s vested accrued benefit under the plan reduced by .25% for each month that the participant’s early retirement benefit precedes his or her normal retirement date (generally, the later of the participant’s attainment of age 65 or five years after the participant commences participation in the plan). For purposes of the SERP, a “change of control” generally means: (i) a merger or consolidation of the Company with or into any other entity (subject to certain exceptions); (ii) the sale of 50% or more of the voting stock of the Company; (iii) any individual or entity is or becomes the beneficial owner of more than

35% of the Company’s common stock; (iv) the sale of all or substantially all of the assets of the Company; (v) the dissolution of the Company; or (vi) a change in the identity of a majority of the members of the Company’s Board within any 12-month period, which changes are not recommended by the incumbent directors determined immediately prior to such changes. As of September 28, 2007, Mr. J. Gibson was our only NEO that participated in the SERP and, assuming that a change of control occurred on such date, the value of Mr. J. Gibson’s payment under the SERP, which would be paid in the form of a single life annuity or other actuarially equivalent annuity form permitted under the plan as elected by the participant, would be the same amount as the present value of accumulated benefit for the SERP reported for Mr. J. Gibson in the “Pension Benefits” table above.
AMPAC Plan. The AMPAC Plan provides for early retirement benefits if the participant is at least age 55 and has completed at least 10 years of eligible service. Additionally, normal annual retirement benefits are available under the AMPAC Plan if the participant is at least age 65 and has participated in the plan for at least five years. Accordingly, as of September 28, 2007, only Mr. J. Gibson and Ms. Ferguson of our NEOs would be entitled to payments upon a retirement as of such date and they would each be entitled to their respective normal retirement benefits from the Company under the AMPAC Plan, the value of which would be the same respective amounts as the present value of accumulated benefit reported for the AMPAC Plan for each such NEO, respectively, in the “Pension Benefits” table above. In addition, the AMPAC Plan provides for payments under certain circumstances in connection with a termination of employment pursuant to disability or death. In particular, if a plan participant retires due to disability the participant is entitled to receive a monthly disability retirement benefit commencing on the retirement date equal to his vested accrued benefit calculated as if the participant had continued employment through his normal retirement date and as if his compensation had remained constant through that date. Such disability retirement benefit is generally paid in the form of a monthly straight-life annuity that terminates upon the death of the participant. Furthermore, if a plan participant dies during his period of employment and is otherwise vested in benefits under the plan, his beneficiary will generally be entitled to receive the participant’s benefit under the plan in the form of lump sum equal to the actuarial equivalent of the benefit. Accordingly, as of September 28, 2007, had Mr. J. Gibson or Ms. Ferguson retired as of such date due to disability or death, each, or his/her beneficiary, in the case of death, would be entitled to his/her respective vested accrued benefit under the AMPAC Plan, the value of which would be the same respective amounts as the present value of accumulated benefit reported for the AMPAC Plan for each such NEO, respectively, in the “Pension Benefits” table above. Similarly, as of September 28, 2007, had Ms. Kelley retired due to disability, she would have been entitled to her respective vested accrued benefit under the AMPAC Plan, the value of which would be the same as the present value of accumulated benefit reported for the AMPAC Plan for her in the “Pension Benefits” table above.
John R. Gibson entered into an employment agreement with the Company on January 1, 2002 (the “Gibson Agreement”). Although the Gibson Agreement was in effect on September 28, 2007, the Gibson Agreement expired on December 31, 2007, and accordingly, effective January 1, 2008, the Company has no further obligations under this agreement.
The Gibson Agreement provided that, in the event Mr. J. Gibson’s employment was terminated due to his death, the Company would pay to Mr. J. Gibson’s beneficiaries or estate, as appropriate, any compensation then due and owing, and would continue to pay Mr. J. Gibson’s salary and benefits, through the second full month after his death. As of the date of death, all stock options available to him would be deemed accelerated and vested, and would be exercised by the appropriate representative beneficiary of his estate. As of September 28, 2007, the value of such death benefit was $76,396, and as of such date Mr. J. Gibson held no unvested stock options. If termination is related to any physical or mental incapacity for a period of more than ninety days in the aggregate in any twelve-month period, then the Company would pay to Mr. J. Gibson all compensation to which he was entitled up through the last day of the month in which the 90th day of incapacity occurred. The value of such 90 days payment as of September 28, 2007 was $114,594.
At any time, Mr. J. Gibson could terminate his employment with the Company for any reason, with or without cause, by providing the Company thirty (30) days’ advance written notice and, if such termination was not for “Good Reason” (as defined below), the Company could thereafter terminate Mr. J. Gibson at any time thereafter, provided the Company paid Mr. J. Gibson all compensation due and owing through the last day actually worked, plus an amount equal to the base salary he would have earned through the balance of the above notice period. If notice was given on September 28, 2007, the value of such 30 days payment was $19,988.
Pursuant to the Gibson Agreement, Mr. J. Gibson was entitled to receive the following benefits for termination by the Company not for “Cause” (as defined below), if Mr. J. Gibson terminated for “Good Reason” following a notice period and chance to cure, or if there was a “Corporate Transaction” (as defined below) (each a “Gibson Triggering Event”):
•	The Company would pay Mr. J. Gibson a severance payment equal to three years of his then current base salary. The severance payment would be made in the form of salary continuation for three years, payable on the Company’s normal payroll schedule.

•	The Company would provide Mr. J. Gibson and his covered dependants, if any, with continuing health insurance coverage throughout the three-year severance period. Upon conclusion of the severance period, Mr. J. Gibson would be eligible to elect to convert his health insurance benefits under COBRA for a period of up to eighteen (18) months.

•	All shares of stock granted to Mr. J. Gibson and all unexercised options to purchase Company stock that were unvested at the time of the termination of employment or Corporate Transaction, if applicable, would become fully vested and exercisable.
In addition, if a change in control had occurred on September 28, 2007, the Gibson Agreement would have provided a “gross-up” payment to Mr. J. Gibson for the amount of any taxes payable by him under Section 4999 of the Internal Revenue Code of 1986, as amended. Section 4999 imposes a 20% excise tax on certain “disqualified individuals” who have received a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. Mr. J. Gibson would qualify as a disqualified individual under the provisions of Section 280G. A “parachute payment” would have existed if the aggregate present value of all payments received by Mr. J. Gibson as a result of a change in control of the Company equaled or exceeded three times Mr. J. Gibson’s “base amount”. Assuming a change in control on September 28, 2007, Mr. J. Gibson’s “base amount” would have been his average annualized gross income from the Company for the five calendar years preceding 2007. If a parachute payment had existed with respect to Mr. J. Gibson, there would have been a 20% excise tax on the aggregate present value of all change in control payments in excess of his base amount. If an excise tax under Section 4999 had been imposed on Mr. J. Gibson, the Gibson Agreement provided that he would receive an additional payment in an amount such that, after payment by him of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, Mr. J. Gibson would have retained an amount of the gross-up payment equal to the excise tax imposed upon the total payments.
Payment of the severance benefits described above were conditioned upon Mr. J. Gibson’s continued observance of non-competition and non-solicitation restrictions in the Gibson Agreement throughout the severance period and, should he engage in or pursue any of the activities in violation of such non-competition and non-solicitation restrictions at any time during the severance period, all severance benefits would cease. Payment of the severance benefits also were conditioned on Mr. J. Gibson executing a release of claims against the Company.
Under the Gibson Agreement, “Cause” was defined as his (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company; (ii) conviction for, or guilty plea to, a felony; (iii) willful material breach of the Gibson Agreement; or (iv) willful and continued failure to substantially perform his duties under the Gibson Agreement.
Under the Gibson Agreement, “Good Reason” meant (A) without his express written consent there was an assignment to Mr. J. Gibson of any duties or the reduction of his duties, either of which is materially inconsistent with his position or responsibilities with the Company in effect immediately prior to such assignment, except in connection with the termination of employment for Cause, or due to disability or death; (B) there was a reduction by the Company in Mr. J. Gibson’s annual salary then in effect; (C) a material reduction by the Company in the kind or level of benefits provided to Mr. J. Gibson under any benefit plan of the Company in which he was participating with the result that his overall benefits package was significantly reduced; (D) any material breach by the Company of any material provision of the Gibson Agreement; or (E) a relocation of his principal place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Mr. J. Gibson’s consent.
Under the Gibson Agreement, a “Corporate Transaction” included any of the following transactions to which the Company is a party: (A) a merger or consolidation in which the Company is not the surviving entity and securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a holder different from those who held such securities immediately prior to such merger; (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; (C) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holder different from those who held such securities immediately prior to such merger; or (D) any cash dividend paid by the Company that, in the aggregate with all other dividends paid in any twelve month period, is greater than the combined earnings of the Company for the Company’s two fiscal years prior to such dividend payment date. In addition, a Corporate Transaction also included a “Change of Control” as such term is defined in the 2001 Plan, a “Capital Change of the Company” as such term is defined in the Company’s 1997 Stock Option Plan, a “Corporate Capital Transaction” as such term is defined in the Company’s 1991 Stock Option Plan, a “Change in Control” as such term is defined in the Indenture of the Company’s Senior Notes or a “Change in Control” as such term is defined in the Company’s SERP.
If a Gibson Triggering Event and termination of employment had occurred as of September 28, 2007, and recognizing that Mr. J. Gibson held no unvested stock options of the Company as of such date, we estimate that the value of the benefits under the Gibson Agreement would have been as follows:

	Continued Base Pay	Continuation of
Name	Compensation	Insurance Benefit	SERP Benefits		Total Compensation
John R. Gibson	$1,375,125	$21,600	$1,344,600	(1)	$2,741,325

(1)	Constitutes the same amount as the present value of accumulated benefit for the SERP reported for Mr. J. Gibson in the “Pension Benefits” table above.
Joseph Carleone, Ph.D. entered into an employment agreement with the Company on October 15, 2006 (the “Carleone Agreement”). The Carleone Agreement provides that in the event Dr. Carleone’s employment is terminated due to his death, the Company will pay to his beneficiaries or estate, as appropriate, compensation then due and owing as of the date of death, and shall continue to pay his salary and benefits, through the second full month after Dr. Carleone’s death. As of the date of death, all stock options available to Dr. Carleone through September 30, 2009 shall be deemed accelerated and vested, and may be exercised by the appropriate representative of Dr. Carleone’s estate. As of September 28, 2007, the value of his cash and benefits through the second full month following such date would be $49,784 and the value of his then accelerated stock options as of such date would be $78,100. If termination is related to any physical or mental incapacity for a period of more than ninety (90) days in the aggregate in any twelve-month period, then the Company would pay to Dr. Carleone all compensation to which he was entitled up through the last day of the month in which the 90th day of incapacity occurred. The value of such 90 days payment as of September 28, 2007 was $74,676.
At any time, Dr. Carleone may terminate his employment with the Company for any reason, with or without cause, by providing the Company thirty (30) days’ advance written notice and, if such termination was not following a “Change in Leadership” (as defined below), the Company could thereafter terminate Dr. Carleone at any time thereafter, provided the Company paid Dr. Carleone all compensation due and owing through the last day actually worked, plus an amount equal to the base salary he would have earned through the balance of the above notice period. If notice was given on September 28, 2007, the value of such 30 days payment was $24,892.

Pursuant to the Carleone Agreement, Dr. Carleone is entitled to receive the following benefits for termination by the Company for its convenience (other than for cause as defined in the Carleone Agreement) prior to September 30, 2009, if Dr. Carleone terminates following a “Change in Leadership” after a notice period to the Company, or if there is a “Corporate Transition” (as defined below) (each a “Carleone Triggering Event”):
•	The Company shall continue to pay to Dr. Carleone a sum of money equal to his then effective base salary (not including any automobile allowance) for a period of three (3) years from the date the employment relationship with the Company terminates provided, however, such payments by the Company shall be offset, during the third year following the termination date, by earned income realized by Dr. Carleone from all sources other than directors’ fees paid by the Company.

•	The Company shall pay Dr. Carleone a monthly amount equal to the cost of COBRA under the medical plans offered by the Company for a period of eighteen (18) months.

•	All shares of stock granted to Dr. Carleone and all unexercised options to purchase Company stock that are unvested at the time of the termination of employment, or Corporate Transition, if applicable, shall become fully vested and exercisable.
Payment of the severance benefits described above are conditioned upon Dr. Carleone’s continued observance of the material obligations in the Carleone Agreement, including non-competition and non-solicitation restrictions and confidentiality requirements, throughout the severance period and, should he engage in or pursue any of the activities in violation of the obligations in the Carleone Agreement at any time during the severance period, all severance benefits shall cease. Payment of the severance benefits also are conditioned on Dr. Carleone executing a release of claims against the Company.
Under the Carleone Agreement, a “Change in Leadership” shall occur if another individual, other than Dr. Carleone, succeeds the current incumbent President and Chief Executive Officer of the Company.
Under the Carleone Agreement, a “Corporate Transition” includes any of the following transactions to which the Company is a party: (A) a merger or consolidation in which the Company is not the surviving entity and securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a holder different from those who held such securities immediately prior to such merger; (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; (C) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holder different from those who held such securities immediately prior to such merger; or (D) any cash dividend paid by the Company that, in the aggregate with all other dividends paid in any twelve month period, is greater than the combined earnings of the Company for the Company’s two fiscal years prior to such dividend payment date. In addition, a Corporate Transition also includes a “Change of Control” as such term is defined in the 2001 Plan, a “Capital Change of the Company” as such term is defined in the Company’s 1997 Stock Option Plan, or a “Corporate Capital Transaction” as such term is defined in the Company’s 1991 Stock Option Plan.
If a Carleone Triggering Event and termination of employment had occurred as of September 28, 2007, we estimate that the value of the benefits under the Carleone Agreement would have been as follows:

	Continued Base Pay	Continuation of	Accelerated Vesting of
Name	Compensation	Insurance Benefit	Stock Options (1)	Total Compensation
Joseph Carleone, Ph.D.	$896,100	$21,600	$78,100	$995,800

(1)	Accelerated vesting of stock option amounts were calculated using the spread between the exercise price of such unvested stock options, and the closing market price of $15.62 per share of the Company’s common stock on the Nasdaq Global Market on September 28, 2007, the last business day of the Company’s fiscal year.

Aslam Malik, Ph.D. Our subsidiary, Ampac Fine Chemicals LLC, adopted the Ampac Fine Chemicals LLC Severance Pay Plan (the “AFC Severance Plan”) effective January 2007. Pursuant to the AFC Severance Plan, plan participants generally receive the severance benefits specified in their individual notice of eligibility, payable monthly, if their employment is involuntarily terminated (other than for permanent disability or death, or for “cause” as defined in the plan). As a condition to receiving any benefit under the AFC Severance Plan, a plan participant is required to sign a waiver and release of all claims arising out of his/her termination of employment, in a form satisfactory to Ampac Fine Chemicals LLC, and not to disparage the company and its business reputation. Dr. Malik is our only NEO that participates in the AFC Severance Plan.
Pursuant to the AFC Severance Plan and his individual notice of eligibility under the plan, Dr. Malik shall receive severance benefits for an involuntary termination of his employment with Ampac Fine Chemicals LLC (other than for permanent disability or death or termination for “cause” as defined in the plan) (each a “Malik Triggering Event”) as follows:
•	Ampac Fine Chemicals LLC will make monthly payments to Dr. Malik equal to his regular straight-time salary in effect at the time of termination for 24 months, subject to standard payroll deductions and withholdings.

•	The Company will reimburse Dr. Malik’s COBRA premiums on his current health care coverage for a period of six months.

•	If Dr. Malik’s employment is terminated after having been employed for at least six months in a fiscal year, he shall be entitled to a portion of his bonus pursuant to the bonus plan in effect for such year that applies to him equal to the bonus he would otherwise been entitled to times the number of weeks he was employed during that fiscal year divided by 52, which shall be payable at the time normally payable under the applicable bonus plan.
Under the AFC Severance Plan, an involuntary termination does not include (a) a voluntary resignation of the employee, (b) a transfer of employment or the employee’s termination of employment (including by resignation) after declining to accept an offer of a comparable position with Ampac Fine Chemicals LLC or any of its subsidiaries or affiliates, (c) the resignation by the employee or the involuntary termination of the employee for cause, as defined under the AFC Severance Plan, (d) termination of the employee following the employee’s failure to return to active employment with Ampac Fine Chemicals LLC on or before the last day of an approved leave of absence or (e) the death of the employee.
To the extent that Dr. Malik is a specified employee under Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, any payments to Dr. Malik pursuant to the above will commence on the first business day of the seventh (7th) month following termination of employment and the first payment shall consist of a lump sum of all payments otherwise payable by that date.
If a Malik Triggering Event and termination of employment had occurred as of September 28, 2007, we estimate that the value of the benefits under the AFC Severance Plan for Dr. Malik would have been as follows:

	Continued Base Pay	Annual Incentive	Continuation of Insurance
Name	Compensation	Compensation	Benefit	Total Compensation
Aslam Malik, Ph.D.	$479,712	$247,645	$10,800	$738,157
PLAN-BASED COMPENSATION
2007 Incentive Compensation Programs. During fiscal 2007 the Company utilized new and existing non-equity incentive compensation programs. The objective of the programs was to establish a pay-for-performance element within our compensation practices. In certain cases, performance targets were unique to a business segment or unit. They were designed to support achievement of the Company’s annual business plan, and provide incentive to reach beyond the Company’s financial goals. For further discussion of our fiscal 2007 non-equity incentive compensation programs, see “Compensation Discussion and Analysis-Elements of our Compensation Program-Annual Incentives.”
Stock Option Plans. The following table summarizes information about our existing stock option plans by type as of September 30, 2007.
EQUITY COMPENSATION PLANS

	Number of		Number of
	Shares to be	Weighted-	Options
	Issued Upon	Average	Remaining
	Exercise of	Exercise Price	Available for
	Outstanding	of Outstanding	Future
Plan Category	Options	Options	Issuance
Approved by security holders

American Pacific Corporation Amended and Restated 2001 Stock Option Plan	290,000	$6.66	20,000

American Pacific Corporation 2002 Directors Stock Option Plan, as amended and restated	140,000	$7.86	25,000

Not approved by security holders	—	—	—

Total	430,000	$7.05	45,000

The 2001 Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified options that do not meet the requirements of such Section 422 to employees, officers, directors and consultants. Options are granted at a price equal to the closing price of publicly traded shares of the Company’s common stock on the principal securities exchange on which shares of common stock are listed on the date of the grant. Options granted under the 2001 Plan generally vest 50% at the grant date and 50% on the one-year anniversary of the grant date, and expire in ten years.
The 2002 Directors Plan compensates non-employee directors with automatic annual grants of stock options or upon other discretionary events. Options are granted to each eligible director at a price equal to the closing share price of our common stock on the date of grant on the principal national securities exchange on which the Company’s common stock trades or, if such date is a date upon which no shares of our common stock are traded on the principal national securities exchange, the closing price on the next preceding trading day. Options granted under the 2002 Directors Plan generally vest 50% at the grant date and 50% on the one-year anniversary of the grant date, and expire ten years after the date of grant.

GRANTS OF PLAN-BASED AWARDS (FISCAL 2007)
The following table sets forth certain information with respect to the plan-based awards granted during the fiscal year ended September 30, 2007 to our NEOs.

							Option
							Awards:
							Number
							of	Exercise
			Date of				Securities	or Base	Grant Date
			Board				Under-	Price of	Fair Value
			Action for	Estimated Possible Payouts Under			lying	Option	of Option
			Stock	Non-Equity Incentive Plan Awards (1)			Options	Awards	Awards
Name and Principal	Award	Grant	Option	Threshold	Target	Maximum	(2)	(3)	(4)
Position	Type	Date	Award	($)	($)	($)	(#)	($/sh)	($)

John R. Gibson	Annual	12/21/07		$218,275	$436,550	N/A
Chairman & Chief	Bonus
Executive Officer

Joseph Carleone,	Stock	10/15/06	09/11/06				10,000	$7.50	$3.63
Ph.D.	Option
President & Chief Operating Officer
	Annual	12/21/07		$145,000	$290,000	N/A
	Bonus

Linda G. Ferguson	Annual	12/21/07		$46,500	$93,000	N/A
Vice President,	Bonus
Administration & Secretary

Dana M. Kelley	Stock	10/01/06	09/11/06				9,000	$7.79	$3.74
Vice President, Chief	Option
Financial Officer & Treasurer
	Annual	12/21/07		$46,250	$92,500	N/A
	Bonus

Aslam Malik, Ph.D.	Annual	12/21/07		$116,436	$232,872	$263,800
President, Ampac	Bonus
Fine Chemicals, LLC

(1)	The non-equity incentive plan awards described above reflect the Company’s fiscal 2007 incentive compensation programs applicable to NEOs, in particular the corporate incentive program and the AMPAC Fine Chemicals incentive compensation plan. To establish performance targets for the corporate incentive program, the Corporate Governance Committee approved minimum, middle and target levels of consolidated EBITDA to be achieved by the Company for fiscal 2007, subject to the Corporate Governance Committee’s oversight and modification of those levels. If the consolidated EBITDA performance targets were met, the participant would be eligible to receive a bonus payment under the program, subject to satisfactory individual performance. Satisfactory individual performance was determined based upon an evaluation of the individual employee’s performance and contribution to the Company for the fiscal year. The Corporate Governance Committee further established target potential bonus amounts for Mr. J. Gibson and Dr. Carleone at an amount equal to, for Mr. J. Gibson, 100% of his annual base salary in effect on October 1, 2006 and, in the case of Dr. Carleone, 100% of his base salary as of his hire date of October 15, 2006. For Ms. Ferguson and Ms. Kelley, the Corporate Governance Committee established target potential bonus amounts at an amount equal to 50% of their respective annual base salaries in effect on October 1, 2006. The amount of target potential bonus was determined for each executive to correlate with the number of areas of responsibility under their control that could ultimately be affected by their individual performance. If the Company achieved the minimum, middle or target level of EBITDA for fiscal 2007, then the participants were eligible to receive cash bonuses equal to 50%, 75% or 100%, respectively, of their target potential bonus. If the Company did not achieve the minimum level of EBITDA, then no bonuses would be paid under the fiscal 2007 corporate incentive programs. Dr. Malik participated in the AMPAC Fine Chemicals incentive compensation plan, which included performance incentives based on the Fine Chemicals segment’s achievement of specified levels of EBITDA and cash flow from operations during fiscal 2007. A target potential bonus was established for Dr. Malik at an amount equal to 100% of his annual base salary in effect on October

1, 2006, with 85% of his target potential bonus based on achievement of Fine Chemicals segment financial targets and 15% tied to individual performance goals. The Fine Chemicals segment financial targets were weighted with 75% tied to EBITDA objectives and 25% tied to cash flow objectives. The EBITDA objectives included 7 levels of achievement for fiscal 2007 that would allow Dr. Malik to earn from 50% to 115% of his potential financial target bonus associated with EBITDA, while the cash flow targets included 8 levels of achievement for fiscal 2007 that would allow Dr. Malik to earn from 50% to 117.5% of his potential financial target bonus associated with cash flow. Because the AMPAC Fine Chemicals incentive compensation plan included performance incentives which allow participants to earn more that 100% of their target potential bonus, Dr. Malik’s annual bonus could go as high as 111% of his target potential bonus if all of the maximum achievement levels were reached.

(2)	Option awards were made from the 2001 Plan and vest 50% on date of grant and 50% on the first anniversary of the date of grant.

(3)	The exercise price of option awards is based on the fair market value of our common stock on the date of grant, calculated as the closing sales price for our common stock on the Nasdaq Global Market on the date of grant.

(4)	Represents the grant date fair value of each applicable equity award computed in accordance with SFAS 123R.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (FISCAL 2007)
The following table includes certain information with respect to all unexercised options held by our NEOs as of September 30, 2007.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	Options (#)	Option Exercise Price
Name and Principal Position	Exercisable	Unexercisable	($)	Option Expiration Date
John R. Gibson	50,000	—	$8.30	12-13-2012
Chairman of the Board & Chief Executive Officer	50,000	—	$6.34	09-13-2015

Joseph Carleone, Ph.D.	5,000	5,000 (1)	$7.50	10-15-2016
President & Chief Operating Officer

Linda G. Ferguson	5,000	—	$4.87	04-24-2011
Vice President, Administration & Secretary	5,000	—	$8.30	12-13-2012
	20,000	—	$6.34	09-13-2015

Dana M. Kelley	4,500	4,500 (2)	$7.79	10-01-2016
Vice President, Chief Financial Officer & Treasurer

Aslam Malik, Ph.D.	7,500	—	$4.21	11-30-2015
President, Ampac Fine Chemicals LLC

(1)	This option, which was granted on October 15, 2006, vested 50% on the date of grant and 50% on the first anniversary of the date of grant.

(2)	This option, which was granted on October 1, 2006, vested 50% on the date of grant and 50% on the first anniversary of the date of grant.
OPTION EXERCISES AND STOCK VESTED
None of our NEOs exercised stock options during fiscal 2007. None of our NEOs held stock appreciation rights or similar instruments, or any stock that was subject to vesting, during fiscal 2007.

CORPORATE GOVERNANCE COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Corporate Governance Committee Report that follows shall not be deemed to be incorporated by reference into any such filings except to the extent that we specifically incorporate such report by reference, and such incorporated report shall not otherwise be deemed filed.
We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on the review and discussion referred to above, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and the Company’s proxy statement for the 2008 Annual Meeting of Stockholders.
Corporate Governance Committee
Berlyn D. Miller (Chairman)
Jan H. Loeb
Dr. Norval Pohl
C. Keith Rooker, Esq.
Dean M. Willard
Jane L. Williams
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Pursuant to its charter, our Audit Committee is responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee, or family member thereof. The Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm any transactions or courses of dealing with related parties (including significant stockholders, directors, corporate officers or other members of senior management or their family members). In such review, the Audit Committee may consider: (i) the financial accounting accorded the transaction(s) or course of action; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction(s) or course of dealing, if any, is in accordance with generally accepted accounting principles. Upon completion of its review, the Audit Committee either approves or disapproves (with referral to the Board) each reviewed related party transaction(s) or course of action.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
John R. Gibson’s son, Jeffrey M. Gibson, is our Vice President & Chief Technical Officer. Jeffrey M. Gibson’s total compensation, consisting of base salary, bonus, auto allowance and imputed income for the company’s group term life insurance, in fiscal 2007 for services rendered to us was $258,495. Mr. Jeffrey M. Gibson also participates in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL INFORMATION
The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for fiscal 2008. The submission of this matter for ratification by our stockholders is not legally required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. If the stockholders do not ratify the appointment of Deloitte & Touche, the selection of such firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche served as our independent registered public accounting firm for the audit of our financial statements for fiscal 2007 and has been engaged to continue to serve in such role for fiscal 2008. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if such representative desires to do so. The representative also is expected to be available to respond to appropriate questions.
AUDIT AND NON-AUDIT FEES
The following table presents the aggregate fees for professional audit and other services rendered by Deloitte & Touche to the Company and its subsidiaries for fiscal 2007 and fiscal 2006:

	2007	2006
Audit Fees	$1,394,000	$638,000
Audit-Related Fees	198,000	42,000
Tax Fees	145,000	84,000
All Other Fees	—	12,000

Total	$1,737,000	$776,000

Services rendered by Deloitte & Touche in connection with fees presented above were as follows:
•	Audit Fees. Audit fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, the review of our quarterly consolidated financial statements and, for fiscal 2007, the audit of the effectiveness of our internal control over financial reporting.

•	Audit-Related Fees. Audit-related fees for fiscal 2007 consist of fees for professional services provided in connection with acquisition-related activities, re-financing activities, and benefit plan audits and for fiscal 2006 consist of fees for professional services provided in connection with audits of the Company’s benefit plans.

•	Tax Fees. Tax fees for fiscal 2007 consist of fees for professional services provided in connection with tax compliance, tax advice, tax planning and tax preparation of expatriate returns and for fiscal 2006 consist of fees for professional services provided in connection with the review of the Company’s federal and state income tax returns and tax planning services.

•	All Other Fees. All Other Fees consist of fees for professional services provided in connection with guidance related to the disposition of our interest in our Energetic Systems, Inc. joint venture.

For fiscal 2007, 100% of the services rendered by Deloitte & Touche were pre-approved by the Audit Committee, of which 11% represented Audit-Related Fees, 8% represented Tax Fees and 0% represented All Other Fees. For fiscal 2006, 100% of the services rendered by Deloitte & Touche were pre-approved by the Audit Committee, of which 5% represented Audit-Related Fees, 11% represented Tax Fees and 1% represented All Other Fees. For fiscal 2007 and fiscal 2006, none of the services performed by Deloitte & Touche were approved by our Audit Committee pursuant to CFR 210.2-01(c)(7)(i)(C).
The Audit Committee considered whether Deloitte & Touche’s provision of any professional services, other than its audits of our annual consolidated financial statements and the effectiveness of our internal control over financial reporting, reviews of quarterly consolidated financial statements and other audit-related services, is compatible with maintaining the auditor’s independence.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Among its other duties, the Audit Committee is solely responsible for the appointment, compensation and oversight of the audit and permissible non-audit services provided by our independent registered public accounting firm. Pursuant to the Audit Committee’s charter, the Chairman of the Audit Committee has been delegated responsibility to review and pre-approve audit and permissible non-audit services to be provided by our independent registered public accounting firm. The Chairman of the Audit Committee then reports such pre-approvals to the full Audit Committee at its next regularly scheduled meeting. In accordance with this pre-approval policy, management communicates, on an ongoing basis, specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee Chairman reviews these requests and advises management whether the engagement of the independent registered public accounting firm is approved. On a periodic basis, management subsequently reports to the Audit Committee regarding the actual spending for particular projects and in connection with categories of services.
AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board, which is available on the Company’s website at www.apfc.com, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. Rather, the members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.
Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report that follows shall not be deemed to be incorporated by reference into any such filings except to the extent that we specifically incorporate such report by reference, and such incorporated report shall not otherwise be deemed filed.

To the Board of Directors:
We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended September 30, 2007.
We have discussed with Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.
We have received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, and have discussed with Deloitte & Touche their independence.
We have also considered whether Deloitte & Touche’s provision of any professional services, other than its audits of the Company’s annual consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, reviews of quarterly consolidated financial statements and other audit-related services, is compatible with maintaining Deloitte & Touche’s independence.
Based on the reviews and discussions referred to above, we have recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
Audit Committee
Norval F. Pohl, Ph.D. (Chairman)
Jan H. Loeb
Berlyn D. Miller
Dean M. Willard
Jane L. Williams
BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
VOTE REQUIRED
Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting.
PROPOSAL 3 – TO APPROVE THE AMERICAN PACIFIC
CORPORATION 2008 STOCK INCENTIVE PLAN
Under the Company’s existing stock options plans, as of January 18, 2008, 20,000 shares of our common stock remain available for issuance pursuant to options under the 2001 Plan, and 3 shares of our common stock remain available for issuance pursuant to options under the 2002 Directors Plan. Accordingly, upon the recommendation of the Corporate Governance Committee, the Board has adopted the American Pacific Corporation 2008 Stock Incentive Plan (the “2008 Plan”) and has approved the submission of the 2008 Plan for approval by the stockholders of the Company at the Annual Meeting. The purposes of the 2008 Plan are to retain key employees, directors, and consultants to the Company having experience and ability, to attract new employees, directors and consultants whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Board believes that grants of options and other forms of equity participation are an increasingly important means to retain and compensate employees, directors and consultants. If approved by the stockholders, a total of 350,000 shares of common stock will be initially reserved for issuance under the 2008 Plan, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company. As of January 18, 2008, the fair market value of a share of our common stock, as reflected in the closing price reported on the Nasdaq Global Market, was $14.80. Capitalized terms used but not defined in this Proposal No. 3 shall have the same meaning as in the 2008 Plan unless otherwise indicated.
A general description of the principal terms of the 2008 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2008 Plan, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference.
General Description
PURPOSES
The purposes of the 2008 Plan are to attract and retain the best available personnel, to provide the Company’s employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s common stock, to continue in service to the Company, and to promote the success of the Company’s business, including by helping the Company compete effectively with other enterprises for the services of qualified individuals.
SHARES RESERVED FOR ISSUANCE UNDER THE 2008 PLAN
If approved by the stockholders, a total of 350,000 shares of common stock will be reserved initially for issuance under the 2008 Plan, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company. Furthermore, while the 2008 Plan allows for the granting of awards of options (including incentive stock options) exercisable for up to the entire authorized amount of shares under the 2008 Plan, the 2008 Plan provides that no more than 200,000 shares of common stock may be granted pursuant to awards of restricted stock and restricted stock units. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 150,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 75,000 shares which shall not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 150,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator (as defined below) in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive.
ADMINISTRATION
The 2008 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), which is defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of Code. The 2008 Plan will be initially administered by the Corporate Governance Committee, although the Board shall retain authority to grant awards from time to time.

TERMS AND CONDITIONS OF AWARDS
The 2008 Plan provides for the grant of stock options, restricted stock, restricted stock units and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2008 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees (representing approximately 487 persons, as of September 30, 2007). Awards other than incentive stock options may be granted to employees, directors and consultants. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2008 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2008 Plan shall be designated in an award agreement.
The Administrator may issue awards under the 2008 Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction. Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above sub-section of this Proposal No. 3 “—Shares Reserved for Issuance under the 2008 Plan”), to approve award agreements for use under the 2008 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the 2008 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2008 Plan, as the Administrator deems appropriate.
The term of any award granted under the 2008 Plan may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program that the Administrator may establish in its discretion.
The 2008 Plan authorizes the Administrator to grant incentive stock options and nonqualified stock options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant. In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2008 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.
The 2008 Plan provides that any amendment that would adversely affect the participant’s rights under an outstanding award shall not be made without the participant’s written consent, provided, however, that an amendment or modification that may cause an incentive stock option to become a nonqualified stock option shall not be treated as adversely affecting the rights of the participant. The 2008 Plan also provides that stockholder approval is required in order to (i) reduce the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2008 Plan or (ii) cancel any option or stock appreciation right awarded under the 2008 Plan in exchange for another award at a time when the exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a Corporate Transaction (as defined in the 2008 Plan). However, canceling an option or stock appreciation right in exchange for another option, stock appreciation right, restricted stock award or other award, with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original option or stock appreciation right, will not require stockholder approval.
Under the 2008 Plan, the Administrator may establish one or more programs under the 2008 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2008 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.
TERMINATION OF SERVICE
An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2008 Plan terminates continuous service with the Company and its subsidiaries, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.
TRANSFERABILITY OF AWARDS
Under the 2008 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will or by the laws of descent or distribution and to the extent provided in the award agreement. The 2008 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.
SECTION 162(M) OF THE CODE
The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 150,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 75,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees” (as described below). An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the limitation contained in the 2008 Plan, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.
For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 150,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. In order for restricted stock and restricted stock units to qualify as performance-based compensation under Section 162(m), the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which the award relates and while the achievement of the performance goal is still substantially uncertain. Furthermore, the performance goal must be stated in terms of an objective formula or standard. The 2008 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price; (ii) earnings per share; (iii) total stockholder return; (iv) operating margin; (v) gross margin; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow; (xiii) revenue; (xiv) expenses; (xv) earnings before interest, taxes and depreciation; (xvi) economic value added; and (xvii) market share.
The regulations governing Section 162(m) of the Code provide that a “covered employee” is determined in accordance with the executive compensation disclosure rules under the Exchange Act. However, the Exchange Act was recently amended and no longer tracks the definition of “covered employee” as defined in Section 162(m) of the Code. The Exchange Act now requires disclosure of a company’s principal executive officer regardless of compensation, the principal financial officer regardless of compensation and the three most highly compensated executive officers other than the principal executive officer and the principal financial officer as determined as of the end of the last completed fiscal year. As a result of this disconnect, the Internal Revenue Service (“IRS”) released guidance in June 2007 providing that for purposes of Section 162(m) of the Code, a “covered employee” means the principal executive officer (or anyone acting in such capacity) and the three highest paid officers for the relevant taxable year. For purposes of Section 162(m), it does not include the principal financial officer unless such officer is one of the three highest paid officers. Accordingly, the Company will apply this guidance to its covered employees for the purposes of Section 162(m) of the Code.
CHANGE IN CAPITALIZATION
Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2008 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, will be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator will make adjustments in connection with the events described in the preceding sentence or substitute, exchange or grant awards with respect to the shares of a related entity (collectively “adjustments”). Any such adjustments to outstanding awards will be effected in a manner that precludes the material enlargement of rights and benefits under such awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, will be made by the

Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of awards or other issuance of shares of common stock, cash or other consideration pursuant to awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of common stock subject to an award.
CORPORATE TRANSACTION
Effective upon the consummation of a Corporate Transaction (as defined in the 2008 Plan), all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the awards are assumed by the successor entity. The Administrator has the authority to provide for the full or partial automatic vesting and exercisability for all of the shares at the time represented by the awards and the release from restrictions on transfer and repurchase or forfeiture rights of such awards, before or at the time of a Corporate Transaction.
Under the 2008 Plan, a Corporate Transaction is generally defined as:
•	acquisition of beneficial ownership of 50% or more of the Company’s common stock by any individual or entity or related group of persons;

•	a sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving entity;

•	a reverse merger in which the Company is the surviving entity but, among other things, more than 40% of the Company’s common stock is acquired by any individual or entity or related group of persons who are different from those who held such common stock immediately prior to such merger; or

•	a complete liquidation or dissolution of the Company.
CHANGE IN CONTROL
The Administrator has the authority to provide for the full or partial automatic vesting and exercisability for all of the shares at the time represented by the awards and the release from restrictions on transfer and repurchase or forfeiture rights of such awards, before or at the time of a Change in Control (as defined in the 2008 Plan).
Under the 2008 Plan, a Change in Control is generally defined as:
•	acquisition of beneficial ownership of 50% or more of the Company’s common stock by any individual or entity or related group of persons pursuant to a tender or exchange offer which a majority of the Company’s Board members (who have served on the Company’s Board for at least twelve (12) months) do not recommend the Company’s stockholders accept, or

•	a change in the composition of the Company’s Board over a period of twelve (12) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have either been Board members continuously for a period of at least twelve (12) months or have been Board members for less than twelve (12) months and were elected or nominated for election by at least a majority of Board members who have served on the Company’s Board for at least twelve (12) months.
AMENDMENT, SUSPENSION OR TERMINATION OF THE 2008 PLAN
The Board may at any time amend, suspend or terminate the 2008 Plan. The 2008 Plan will terminate ten years from the date of its approval by our stockholders, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2008 Plan in such a manner and to such a degree as is required.
CERTAIN FEDERAL TAX CONSEQUENCES
The following summary of the federal income tax consequences of 2008 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.
NONQUALIFIED STOCK OPTIONS
The grant of a nonqualified stock option under the 2008 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.
Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price that is below fair market value or is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code, which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.
INCENTIVE STOCK OPTIONS
The grant of an incentive stock option under the 2008 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.
If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code, which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.
RESTRICTED STOCK
The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.
Recipients of restricted stock may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income, in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.
STOCK APPRECIATION RIGHTS
Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and the fair market value of the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.
The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

An SAR can be considered deferred compensation and subject to Section 409A of the Code. An SAR that does not meet the requirements of Section 409A of the Code, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.
RESTRICTED STOCK UNITS
Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and the fair market value of the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.
The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
Restricted stock units also can be considered deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Section 409A of the Code, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.
NEW PLAN BENEFITS
As of the date of this proxy statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any awards under the 2008 Plan. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the 2008 Plan are not determinable at this time.
BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMERICAN PACIFIC CORPORATION 2008 STOCK INCENTIVE PLAN.
VOTE REQUIRED
Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares of the common stock represented in person or by proxy and entitled to vote at the Annual Meeting.
OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following tables present the beneficial ownership of our common stock as of January 18, 2008, except as noted, for (i) each person who is know by us to beneficially own more than 5% of our common stock, (ii) each director and director nominee of the Company, (iii) each NEO of the Company listed in the Summary Compensation Table and (iv) all of our directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated below, each beneficial owner listed below possesses sole voting and investment power with respect to such owner’s shares. As of January 18, 2008, 7,435,171 shares of our common stock were outstanding.

Stock Ownership of Certain Beneficial Owners
	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Aegis Financial Corporation (1) 1100 North Glebe Road, Suite 1040, Arlington, Virginia 22201	769,487	10.3%

Franklin Advisory Services, LLC (2) One Parker Plaza, 9th Floor, Fort Lee, NJ 07024	683,000	9.2%

Donald Smith & Co., Inc. (3) 152 West 57th Street, 22nd Floor, New York, New York 10019	574,527	7.7%

Dimensional Fund Advisors LP (4) 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401	491,402	6.6%

Evergreen Investment Management Company (5) c/o Wachovia Corporation, One Wachovia Center Charlotte, North Carolina 28288-0137	410,307	5.5%

(1)	Based upon report on Schedule 13F, filed as of November 14, 2007.

(2)	Based upon report on Schedule 13F, filed as of November 8, 2007.

(3)	Based upon report on Schedule 13F, filed as of November 13, 2007.

(4)	Based upon report on Schedule 13F, filed as of October 25, 2007.

(5)	Based upon report on Schedule 13F, filed as of November 14, 2007.

Stock Ownership of Directors & Officers **
	Amount and Nature of
Name	Beneficial Ownership	Percent of Class

Named Executive Officers:
John R. Gibson, Chairman of the Board & CEO (1)	177,247	2.4%
Joseph Carleone, Ph.D., Director, President & COO (2)	14,200	*
Linda G. Ferguson, VP-Administration & Secretary (3)	41,039	*
Dana M. Kelley, VP, CFO & Treasurer (4)	10,000	*
Aslam Malik, Ph.D., President-Ampac Fine Chemicals LLC (5)	19,747	*

Non-Employee Directors:
Fred D. Gibson, Jr., Director (3)	462,932	6.2%
Jan H. Loeb, Director (3)	30,000	*
Berlyn D. Miller, Director (3)	35,155	*
Norval F. Pohl, Ph.D., Director (3)	32,500	*
C. Keith Rooker, Esq., Director (6)	25,000	*
Dean M. Willard, Director	5,000	*
Jane L. Williams, Director (7)	29,100	*

All directors and executive officers as a group (13 persons) (8)	899,582	11.6%

*	Indicates ownership of less than 1% of the class.

**	The mailing address for all directors and officers listed above is 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169.

(1)	Includes 100,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 18, 2008.

(2)	Includes 10,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 18, 2008.

(3)	Includes 30,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 18, 2008.

(4)	Includes 9,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 18, 2008.

(5)	Includes 7,500 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 18, 2008.

(6)	Includes 25,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 18, 2008.

(7)	Includes 15,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 18, 2008.

(8)	Includes, with respect to all directors and officers, an aggregate of 331,500 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 18, 2008.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and greater than 10% stockholders are also required by the rules of the SEC to furnish the Company with copies of all Section 16(a) forms they file.
Based solely upon a review of Forms 3, 4 and 5 furnished to the Company or written representations from such executive officers and/or directors, the Company believes that all of its directors, officers and any other applicable stockholders timely filed these reports, with one exception in which a Form 4, relating to a grant of stock options to Dana M. Kelley, was untimely filed in October 2006 as a result of an administrative error.
STOCK OWNERSHIP GUIDELINES
We have no formal guidelines on stock ownership by our executive officers. However, in order to link the interests of management and stockholders, executive officers are encouraged to use shares obtained on the exercise of their stock options or through direct market purchases to maintain or to establish a significant level of direct stock ownership.
The Board has adopted a policy pertaining to stock ownership by our directors. The policy establishes a target of ownership of 5,000 shares of common stock per director, at a rate of 1,000 shares acquired annually until reaching the target of 5,000 shares.
CODE OF ETHICS
We have adopted a code of ethics that applies to all of our directors and employees entitled “Standards of Business Conduct” that is posted on our website at www.apfc.com. In addition, we will provide to any person without charge a copy of the Standards of Business Conduct upon written request to our Secretary at our principal executive offices at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169. In the event that we make any amendment to, or grant any waiver from, a provision of the Standards of Business Conduct that requires disclosure under applicable rules and regulations of the SEC and NASDAQ, we will disclose such amendment or waiver and the reasons therefor as required by the SEC and NASDAQ on our website.
STOCKHOLDERS’ PROPOSALS
In accordance with Rule 14a-8 promulgated under the Exchange Act, if a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2009 annual meeting of stockholders, the proposal must be stated in writing and must be received by the Secretary of the Company at its principal executive offices on or before October 7, 2008. The Board will review any proposal that is received by that date and will determine whether it should be included in the Company’s proxy statement and form of proxy.
Under the Company’s Amended and Restated By-laws, the Company has adopted procedures for stockholder proposals (other than those made pursuant to Rule 14a-8) and for the nomination of directors by stockholders, which, in the case of an annual stockholders’ meeting, require, among other things, notice by a stockholder to the Company not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s annual meeting of stockholders (for the 2009 annual meeting of stockholders, not later than December 31, 2008 nor earlier than December 11, 2008). A copy of the Amended and Restated By-laws may be found on the Company’s website at www.apfc.com or as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on November 15, 2007.
In accordance with Rule 14a-4(c)(1) promulgated under the Exchange Act, if the Company has not received notice of a shareholder proposal, submitted outside the process of Rule 14a-8, by December 31, 2008, the Company will be permitted, without any discussion in the Company’s proxy statement, to use its discretionary voting authority if such a proposal is raised at the Company’s 2009 annual meeting of stockholders.
ANNUAL REPORT
The Company will provide without charge to any stockholder of the Company, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the SEC.
OTHER BUSINESS
As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
By Order of the Board of Directors
/s/ Linda G. Ferguson
Linda G. Ferguson, Secretary
Dated: January 28, 2008

Appendix A
AMERICAN PACIFIC CORPORATION
2008 STOCK INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.
     2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
          (a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.
          (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
          (c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
          (d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
          (e) “Award” means the grant of an Option, SAR, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.
          (f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
          (g) “Board” means the Board of Directors of the Company.
          (h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.
          (i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

               (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or
               (ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.
          (j) “Code” means the Internal Revenue Code of 1986, as amended.
          (k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
          (l) “Common Stock” means the common stock of the Company.
          (m) “Company” means American Pacific Corporation, a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.
          (n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
          (o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.
          (p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

Appendix A - 2

          (q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;
               (iii) the complete liquidation or dissolution of the Company;
               (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or
               (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.
          (r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
          (s) “Director” means a member of the Board or the board of directors of any Related Entity.
          (t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
          (u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
          (v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

Appendix A - 3

               (i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
          (x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
          (y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code
          (z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
          (cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.
          (ee) “Plan” means this 2008 Stock Incentive Plan.
          (ff) “Related Entity” means any Parent or Subsidiary of the Company.
          (gg) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

Appendix A - 4

          (hh) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
          (ii) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
          (jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
          (kk) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
          (ll) “Share” means a share of the Common Stock.
          (mm) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan.
          (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 350,000 Shares. Furthermore, no more than 200,000 Shares shall be granted pursuant to Awards of Restricted Stock and Restricted Stock Units. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
          (b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.
     4. Administration of the Plan.
          (a) Plan Administrator.
               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

Appendix A - 5

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.
               (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.
               (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
          (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
               (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
               (ii) to determine whether and to what extent Awards are granted hereunder;
               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
               (iv) to approve forms of Award Agreements for use under the Plan;
               (v) to determine the terms and conditions of any Award granted hereunder;
               (vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;
               (vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

Appendix A - 6

               (viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and
               (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
          (c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
     6. Terms and Conditions of Awards.
          (a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege, which may be related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock or Restricted Stock Units, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.
          (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock

Appendix A - 7

Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
          (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.
          (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
          (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
          (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
          (g) Individual Limitations on Awards.
               (i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 150,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 75,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing

Appendix A - 8

limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.
               (ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 150,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.
               (iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).
          (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
          (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.
          (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
          (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

Appendix A - 9

     7. Award Exercise or Purchase Price, Consideration and Taxes.
          (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
               (i) In the case of an Incentive Stock Option:
                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
                    (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (iii) In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (iv) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (v) In the case of other Awards, such price as is determined by the Administrator.
               (vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
          (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:
               (i) cash;
               (ii) check;
               (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);

Appendix A - 10

               (iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;
               (v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or
               (vi) any combination of the foregoing methods of payment.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
          (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).
     8. Exercise of Award.
          (a) Procedure for Exercise; Rights as a Stockholder.
               (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
               (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company (and accepted by the Company) in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).
          (b) Exercise of Award Following Termination of Continuous Service.
               (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
               (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall

Appendix A - 11

terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.
               (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
     9. Conditions Upon Issuance of Shares.
          (a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.
          (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall make adjustments in connection with the events described in (i) – (iii) of this Section 10 or substitute, exchange or grant Awards with respect to the shares of a Related Entity (collectively “adjustments”). In determining adjustments to be made under this Section 10, the Administrator may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Law, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Grantees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

Appendix A - 12

     11. Corporate Transactions and Changes in Control.
          (a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.
          (b) Acceleration of Award Upon Corporate Transaction or Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.
          (c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.
     12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.
     13. Amendment, Suspension or Termination of the Plan.
          (a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).
          (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.
          (c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.
     14. Reservation of Shares.
          (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Appendix A - 13

     15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
     16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
     17. Stockholder Approval. The grant of Awards under the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Awards under the Plan subject to approval of the Plan by the stockholders. In the event that stockholder approval of the Plan is not obtained within the twelve (12) month period provided above, all Awards previously granted under the Plan shall be rescinded and be of no force or effect.
     18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
     19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     20. Nonexclusivity of The Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Appendix A - 14

Appendix B

AMERICAN PACIFIC CORPORATION
3770 HOWARD HUGHES PKWY.
SUITE 300
LAS VEGAS, NV 89169
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery up until midnight, Eastern Time, on March 10, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by AMERICAN PACIFIC CORPORATION in mailing proxy materials, you can consent to receiving all future annual meeting notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until midnight, Eastern Time, on March 10, 2008. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL —
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to AMERICAN PACIFIC CORPORATION c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 no later than March 10, 2008.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AMERICAN PACIFIC CORPORATION

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.
			For	Withhold	For All	To withhold authority to vote for specific nominees, mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors			All	All	Except

1.	To elect three Class B Directors to the board of directors of American
Pacific Corporation to serve three-year terms until the annual meeting of stockholders in 2011 or until their respective successors have been
	duly elected and qualified. The director nominees are:		☐	☐	☐

	01)	Dr. Norval F. Pohl
	02)	C. Keith Rooker
	03)	Jane L. Williams

Vote on Proposals						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.					☐	☐	☐

3.	To approve the American Pacific Corporation 2008 Stock Incentive Plan.					☐	☐	☐

For address changes and/or comments, please check this box ☐ and write them on the back where indicated.
Please sign exactly as your name appears herein. Joint owners should each sign. If signing for estates, trusts or corporations, title or capacity should be stated. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AMERICAN PACIFIC CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 11, 2008
The undersigned hereby appoints John R. Gibson and Linda G. Ferguson, or either of them, with full power of substitution and revocation, the attorneys and proxies of the undersigned to attend and vote all shares of Common Stock of American Pacific Corporation that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of American Pacific Corporation, a Delaware corporation, to be held on March 11, 2008 at 10:30 a.m., local time, at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, and at any adjournment(s) or postponement(s) thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated January 28, 2008.
THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS PROPOSED IN ITEM NO. 1, FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP PROPOSED IN ITEM NO. 2, FOR THE APPROVAL OF THE AMERICAN PACIFIC CORPORATION 2008 STOCK INCENTIVE PLAN PROPOSED IN ITEM NO. 3, AND IN ACCORDANCE WITH THE DETERMINATION OF THE PERSONS NAMED IN THIS PROXY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on other side)
Appendix B - 2